Prospectus Supplement No. 1 To Prospectus dated May 26, 2021	Filed Pursuant to Rule 424(b)(3) Registration No. 333-252241

Clever Leaves Holdings Inc.

Primary Offering of

17,900,000 Common Shares Issuable Upon Exercise of Warrants

1,217,826 Common Shares Issuable Upon Conversion of Non-Voting Common Shares

125,370 Common Shares Issuable Upon Exercise of Options

Secondary Offering of

5,494,789 Common Shares
4,900,000 Warrants to Purchase Common Shares
4,900,000 Common Shares Issuable upon Exercise of Warrants

This Prospectus Supplement No. 1 supplements the Prospectus dated May 26, 2021 (the “Prospectus”) of Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (“we” or the “Company”), that forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-252241). This Prospectus Supplement No. 1 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021. This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 10 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is July 19, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2021 (July 13, 2021)

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

489 Fifth Avenue, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 880-4382
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreement; Convertible Note

On July 19, 2021, Clever Leaves Holdings Inc. (the “Company”), entered into a Note Purchase Agreement with Catalina LP (the “Note Purchase Agreement”) and issued a secured convertible note (the “Convertible Note”) to Catalina LP pursuant to the Note Purchase Agreement in the principal amount of $25,000,000 in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

The Convertible Note matures three years from the date of issuance and accrues interest from the date of issuance at the rate of five percent (5%) per annum. Interest on the Convertible Note is payable on a quarterly basis, either in cash or by increasing the principal amount of the Convertible Note, at the Company’s election. The Company may, in its sole discretion, prepay any portion of the outstanding principal and accrued and unpaid interest on the Convertible Note at any time prior to the maturity date.

The principal and accrued interest owing under the Convertible Note may be converted at any time by the holder into the Company’s common shares, without par value (the “common shares”), at a per share price of $13.50. Up to $12,500,000 in aggregate principal under the Convertible Note may be so converted within one year of issuance, subject to certain additional limitations.

Subject to certain limitations set forth in the Convertible Note, each of the Company and the noteholder may redeem all or a portion of the outstanding principal and accrued interest owing under the Convertible Note into common shares, at a per share price equal to the greater of (x) an 8% discount to the closing price per share on the applicable redemption date or (y) $6.44 (the “Optional Redemption Rate”). Up to $12,500,000 in aggregate principal under the Convertible Note may be so redeemed within one year of issuance, subject to certain additional limitations.

If the closing price per share of the Company’s common shares on the Nasdaq Capital Market is below $7.00 for 15 consecutive trading days, neither party will be permitted to redeem any portion of the Convertible Note until the closing price per common share has been above $7.00 for 15 consecutive trading days, and the holder of the Convertible Note may elect to receive cash repayment of principal and accrued interest on the Convertible Note, in an amount not to exceed $3,500,000 in any 30 consecutive calendar day period, which amount shall be reduced to $2,000,000 when the principal on the Convertible Note is less than $12,500,000.

The holder of the Convertible Note will not be entitled to convert any portion of the Convertible Note if, after such conversion, such holder would have beneficial ownership of, and direct or indirect control or direction over, more than 9.99% of the Company’s outstanding common shares.

The Convertible Note is subject to certain events of default. The occurrence of these events of default would give rise to a five percent (5%) increase in the interest rate to a total of ten percent (10%) per annum for as long as the event of default continues, and give the holder of the Convertible Note the right to redeem the outstanding principal and accrued interest on the Convertible Note at the Optional Redemption Rate. Certain events of default (including the failure of a registration statement to be declared by the SEC effective within 90 days of issuance in accordance with the Registration Rights Agreement described below) also require the Company to repay all outstanding principal and accrued interest on the Convertible Note. In addition, in certain circumstances, if the Company fails to timely deliver common shares as required upon conversion or redemption of the Convertible Note, then the Company will be required to pay, on each day that such failure to deliver common shares continues, an amount in cash equal to 0.75% of the product of (x) the number of common shares the Company failed to deliver multiplied by (y) any closing trading price of the common shares on any day during the period when such shares were required to be delivered.

The obligations of the Company under the Note Purchase Agreement and the Convertible Note are guaranteed by certain of the Company’s subsidiaries pursuant to the Guarantee made by Clever Leaves International, Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Clever Leaves US Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc., in favor of Catalina LP (the “Guarantee”), and are secured by pledge agreements made in favor of Catalina LP, each dated as of July 19, 2021 (the “Pledge Agreements”), in respect of the shares of Clever Leaves International Inc. (“Clever Leaves”), 1255096 B.C. Ltd., Northern Swan International, Inc., Clever Leaves US, Inc., and NS US Holdings, Inc.

On July 19, 2021, Catalina LP, as senior creditor, and Rock Cliff Capital LLC, as the subordinated creditor, entered into a Subordination Agreement, which was acknowledged and agreed to by the Company, NS US Holdings, Inc. and Herbal Brands, Inc. (the “Subordination Agreement”).  Under the Subordination Agreement, Rock Cliff Capital LLC subordinated its right to payment in respect of the indebtedness owed by the Company, NS US Holdings, Inc. and Herbal Brands, Inc. to the indebtedness owed by, among others, the Company, NS US Holdings, Inc. and Herbal Brands, Inc. to Catalina LP under the Convertible Note.

The Note Purchase Agreement contains certain customary representations, warranties and covenants by and for the benefit of the parties. In connection with the issuance of the Convertible Note, the Company will also pay Catalina LP an upfront fee in the amount of $250,000, as well as certain additional fees and expenses.

Registration Rights Agreement

On July 19, 2021, in connection with the Company’s entry into the Note Purchase Agreement and issuance of the Convertible Note, the Company entered into a Registration Rights Agreement with Catalina LP (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC within 30 calendar days a registration statement covering the resale of all common shares issued or issuable with respect to the Convertible Note. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 90 calendar days after the Convertible Note issuance date and to keep such registration statement continuously effective until the earlier of (x) 30 days after the maturity date of the Convertible Note or (y) the date on which all common shares issued or issuable upon conversion of the Convertible Note are no longer restricted securities under Rule 144 under the Securities Act.

Payoff and Release Agreement

On July 13, 2021, the Company, Clever Leaves, a wholly owned subsidiary of the Company, GLAS Americas LLC, as collateral agent, GLAS USA LLC, as paying agent, and the holders of the secured convertible notes of Clever Leaves due March 30, 2022 (the “2022 Convertible Notes”) entered into a Payout and Release Agreement (the “Payout and Release Agreement”). Under the Payout and Release Agreement, the Company agreed, upon the closing of a financing transaction by the Company with aggregate net proceeds of at least $10,000,000 on or before July 31, 2021, to prepay the holders of 2022 Convertible Notes, in full satisfaction of the aggregate amounts outstanding under the 2022 Convertible Notes, an amount equal to the sum of (1) ninety percent (90%) of the aggregate outstanding principal amount on the 2022 Convertible Notes; (2) all accrued interest through the date of repayment and (3) certain legal fees.

The foregoing descriptions of the Note Purchase Agreement, the Convertible Note, the Guarantee, the Pledge Agreements, the Registration Rights Agreement, the Payoff and Release Agreement and the Subordination Agreement do not purport to describe all the terms and provisions thereof and are qualified in their entirety by reference to the full text of those agreements, copies of which are included as exhibits to this current report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2021, the Company prepaid the holders of the 2022 Convertible Notes pursuant to the Payout and Release Agreement, and the 2022 Convertible Notes were discharged. The aggregate amount prepaid by the Company pursuant to the Payout and Release Agreement was $25,090,562, representing the sum of (1) ninety percent (90%) of the aggregate outstanding principal amount owing under the 2022 Convertible Notes; (2) all accrued interest through July 19, 2021 and (3) certain legal fees. The 2022 Convertible Notes accrued interest at the rate of eight percent per annum, payable in cash or by issuance of the Company’s common shares, at the Company’s election, and were guaranteed by certain subsidiaries of the Company and secured by pledged equity interests in certain subsidiaries of the Company.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On July 19, 2021, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Secured Convertible Note, dated as of July 19, 2021

10.1	Note Purchase Agreement, dated as of July 19, 2021, between Catalina LP and Clever Leaves Holdings Inc.

10.2	Guarantee, dated as of July 19, 2021, by each of Clever Leaves US, Inc., Clever Leaves International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc. in favor of Catalina LP.

10.3	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves Holdings, Inc in favor of Catalina LP

10.4	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves International Inc. in favor of Catalina LP

10.5	Pledge Agreement, dated as of July 19, 2021, made by 1255096 B.C. Ltd. in favor of Catalina LP

10.6	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves US, Inc. in favor of Catalina LP

10.7	Registration Rights Agreement, dated as of July 19, 2021, between Catalina LP and Clever Leaves Holdings Inc.

10.8	Payout and Release Agreement, dated as of July 13, 2021, by and among Clever Leaves International Inc., Clever Leaves Holdings Inc., GLAS Americas LLC, as collateral agent, GLAS USA LLC, as paying agent, and other parties named therein.

10.9	Subordination Agreement, entered into as of July 19, 2021, by and between Catalina LP and Rock Cliff Capital LLC.

99.1	Press release dated as of July 19, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: July 19, 2021

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Exhibit 4.1

EXECUTION VERSION

SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c)AND 17 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c) OF THIS NOTE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JULY 19, 2021 AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Clever Leaves Holdings Inc.

Secured Convertible Note

Issuance Date: July 19, 2021 (the “Issuance Date”)	Original Principal Amount: $25,000,000.00

FOR VALUE RECEIVED, Clever Leaves Holdings Inc., a company existing under the laws of the Province of British Columbia, Canada (the “Company”), hereby promises to pay to the order of Catalina LP or its permitted assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Note (including all Secured Convertible Notes issued in exchange, transfer or replacement hereof, in accordance with Section 18, this “Note”) is issued pursuant to the note purchase agreement (the “Note Purchase Agreement”) dated as of the Issuance Date between the Company and the Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 31. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (if any) on such Principal and Interest. The Company may prepay any portion of the outstanding Principal, accrued and unpaid Interest on Principal and Interest, if any, at any time prior to the Maturity Date in its sole discretion.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of a 360-day year and twelve 30-day months, (iii) compound quarterly, (iv) be payable in cash on the first Trading Day of each such quarter in which Interest accrues hereunder (each, an “Interest Date”) in accordance with the terms of this Note and (v) if unpaid on an Interest Date, shall compound on such Interest Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall be payable by way of inclusion of such Interest in the Conversion Amount on each Conversion Date in accordance with Section 3 or upon any redemption in accordance with Section 4, Section 2(b) or any required payment upon any Change of Control or Bankruptcy Event of Default.

(b) Subject to Applicable Law and provided that no Event of Default has occurred, the Company may, at its option, pay any interest payment by PIK by giving notice in writing to the Holder no less than two (2) weeks prior to each quarter end.

(c) For purposes of the Interest Act (Canada), (i) whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days (y) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note, and (iii) the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d) If any provision of this Note or of any of the other Transaction Documents would obligate any Obligor to make any payment of Interest or other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

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3. CONVERSION OF NOTES. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(c), the Holder shall be entitled to convert any portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares in accordance with Section 3(b), at the Conversion Rate. The Company shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share down to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount; however, for greater certainty, the Company shall not pay any income tax or capital gains taxes with respect thereto.

(b) Mechanics of Conversion.

(i) Optional Conversion by Holder. To convert any Conversion Amount into Common Shares on any Trading Date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, which Conversion Notice shall, for greater certainty, set out (i) the Conversion Amount, (ii) the calculation of the accrued Interest included in the Conversion Amount being repaid up to and including the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Conversion Notice.

(ii) Satisfaction of Optional Conversion. Any conversion on a Conversion Date in accordance with this Section 3(b) shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the second Trading Day after the Conversion Notice is given (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Conversion Notice is given does not count as a Trading Day. The Company shall use its best efforts to meet (and use its best efforts to cause its Transfer Agent to meet) the Conversion Share Delivery Deadline upon each delivery of a Conversion Notice. Any Common Shares so delivered must satisfy the Required Unrestricted Conditions if (and only if) the applicable Conversion Date is on or after October 13, 2021. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

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(iii) Company’s Failure to Timely Convert. Upon the occurrence of a Conversion Failure (or if there shall be a failure for any other reason or for no reason, other than a Holder Delay, to deliver the applicable Common Shares on or prior to the applicable Conversion Share Delivery Deadline three (3) times in any calendar quarter or more than five (5) times in any calendar year, after which time each failure will trigger this Section 3(b)(iii)), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Conversion Share Delivery Deadline that the issuance of such Common Shares is not timely effected an amount equal to 0.75% of the product of (A) the sum of the number of Common Shares not issued to the Holder on or prior to the Conversion Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any closing trading price of the Common Shares selected by the Holder in writing during the period beginning on the applicable Conversion Date and ending on the applicable Conversion Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(b)(iii) or otherwise.

(iv) Return of Notes. Following a conversion of this Note in accordance with this Section 3, if requested by the Company, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Company’s request and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 1(b)). If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 1(d)) representing the outstanding Principal not converted.

(v) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of the Notes held by the Holder and Interest accrued thereon (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes (including the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only in accordance with the provisions of Regulation S of the Securities Act or pursuant to registration under the Securities Act or an available exemption therefrom and by registration of such assignment or sale on the Register; provided, however, that Registered Notes may not be assigned, transferred or sold in whole or in part to a cannabis company competitor with operations in Latin America or Europe without the Company’s prior written consent. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Notes by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Notes to the designated assignee or transferee pursuant to Section 18; provided, however, that the Company will not register any assignment, transfer or sale of any Notes not made in accordance with Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(b)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Company does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to the occurrence of an Event of Default.

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(c) Limitations on Conversions.

(i) From the Issuance Date to the date which is one (1) year following the Issuance Date, the Holder acknowledges and agrees that any conversions in accordance with Section 3 shall be limited to $12,500,000, unless otherwise agreed to by the parties, of Principal, in the aggregate. Neither party shall be entitled to deliver an Optional Redemption Notice for the redemption of all or any portion of the Notes for Common Shares if at the time the Registration Statement is not effective.

(ii) In addition to the limitation provided for in Section 3(c)(i), the Holder shall not have, and irrevocably and unconditionally waives, the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion (1) the Holder, together with the other Attribution Parties would beneficially own, or (2) the Holder would have beneficial ownership of, or control or direction over, whether direct or indirect, or a combination of beneficial ownership of, and control or direction over, whether direct or indirect, Common Shares in excess of 9.99% (the “Maximum Percentage”) of the outstanding Common Shares immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned or beneficially owned, or controlled or directed, as applicable, by the applicable Person(s) shall include the number of Common Shares held by the applicable Person(s) plus the number of Common Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable in excess of the Maximum Percentage upon (A) conversion of the remaining, non-converted portion of this Note and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including any convertible notes or convertible preferred shares or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(c). For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 3(c) shall not constitute an Event of Default or breach of this Agreement by the Company, and the Company shall not have any liability under this Agreement resulting therefrom.

(iii) For purposes of Section 3(c)(ii)(1), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and for purposes of Section 3(c)(ii)(1), beneficial ownership, or control or direction over, shall be determined in accordance with NI 55-104 and NI 62-104, and, in each case, having regard to the Maximum Percentage. For purposes of determining the number of outstanding Common Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company, or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”).

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(iv) If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(c), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be purchased pursuant to such Conversion Notice (the number of Common Shares by which such conversion is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, return the Conversion Amount related to the Reduction Shares to the Holder.

(v) In the event that the issuance of Common Shares to the Holder upon conversion of this Note results in the applicable Person(s) being deemed to beneficially own or beneficially own, or have control or direction over, as applicable, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act or NI 55-104 and NI 62-104, as applicable), the number of Common Shares so issued by which the applicable Person(s’)’s aggregate beneficial ownership or beneficial ownership, or control or direction over, as applicable exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares and the Holder irrevocably and unconditionally waives its right to vote and to transfer the Excess Shares.

(vi) As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return the Conversion Amount related to the Excess Shares to the Holder. Upon delivery of a written notice to the Company, the Holder may from time to time decrease or, following any such decrease, increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (x) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (y) any such increase or decrease will apply only to the applicable Person(s) of the Holder. For purposes of clarity, the Common Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned or beneficially owned, or controlled or directed, as applicable, by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act or NI 55-104 and NI 62-104, as applicable. No prior inability to convert this Note pursuant to this Section 3(c) shall have any effect on the applicability of the provisions of this Section 3(c) with respect to any subsequent determination of convertibility. The provisions of this Section 3(c) shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(c) to the extent necessary to correct this Section 3(c) (or any portion of this Section 3(c)) which may be defective or inconsistent with the intended beneficial ownership or beneficial ownership, or control or direction of limitations contained in this Section 3(c) or to make changes or supplements necessary or desirable to properly give effect to such limitations. The limitations contained in this Section 3(c) may not be waived and shall apply to a successor holder of this Note and the Holder affirms the Company’s right to enforce such limitations.

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4. OPTIONAL REDEMPTION by holder or company. This Note may be redeemed, in whole or in part from time to time into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a) Redemption Right. Subject to the limitations of Section 3(c), mutatis mutandis, each of the Company and the Holder shall be entitled to redeem any portion of the outstanding and unpaid Optional Redemption Amount into validly issued, fully paid and non-assessable Common Shares by delivering the Optional Redemption Notice; provided that the closing price per Common Share quoted by the applicable Eligible Market has not been below US$7.00 per Common Share for fifteen (15) consecutive Trading Days. Upon receipt of an Optional Redemption Notice, the Company shall, within two (2) Trading Days of the Optional Redemption Date, issue such number of Common Shares. If, following the delivery of an Optional Redemption Notice by the Company, the volume-weighted average trading price of the Common Shares quoted by the applicable Eligible Market for the first hour of trading on the First Trading Date after the Redemption Date is more than five percent (5.0%) lower than the closing price per Common Share on such Optional Redemption Date, the Holder may, at its option, by not later than 11:00 a.m., New York time, following the opening of trading on such First Trading Date, provide written notice that such Optional Redemption Notice shall be null and void (provided that the Holder shall provide the Company with evidence reasonably satisfactory to the Company of such volume-weighted average trading price). For greater certainty, an Optional Redemption Notice given by the Holder shall be irrevocable, notwithstanding the opening trade price per Common share quote by the applicable Eligible Market on the First Trading Date after the Redemption Date. The Company shall not issue any fraction of a Common Share upon any redemption. If the redemption would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share down to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Shares upon redemption of any Optional Redemption Amount.

(b) Redemption for Cash. Notwithstanding anything else in this Section 4, if the closing price per Common Share quoted by the applicable Eligible Market has been below US$7.00 per Common Share for fifteen (15) consecutive Trading Days, neither party will be permitted to redeem any portion of the Notes until the closing price per Common Share quoted by the applicable Eligible Market has been above US$7.00 per Common Share for fifteen (15) consecutive Trading Days. At any time, including during the time while the Holder is restricted from redeeming all or any portion of the Notes pursuant to the foregoing sentence, the Holder will have the right to elect to receive cash repayments on account of Principal and accrued Interest of up to US$3,500,000 per thirty (30) consecutive calendar day period to reduce the Principal, which amount shall be reduced to US$2,000,000 at such time that the Principal is less than US$12,500,000.

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(c) Limitations on Redemptions.

(i) From the Issuance Date to the date which is one (1) year following the Issuance Date, the Company and the Holder acknowledge and agree that any redemptions in accordance with Section 4 shall be limited to $12,500,000 of Principal in the aggregate.

(ii) In addition to the limitation provided for in Section 4(c)(i), unless otherwise agreed to by the parties and subject to the rules and regulations of the Principal Market, redemptions by the Holder shall not exceed an aggregate amount of US$3,333,333 per month. Redemptions by the Company shall not exceed (i) US$1,000,000 per day, or (ii) US$2,000,000 per month, taking into account any previously completed redemptions or conversions by the Company and the Holder. Neither party shall be entitled to deliver an Optional Redemption Notice for the redemption of all or any portion of the Notes for Common Shares if at the time the Registration Statement is not effective.

(d) Mechanics of Optional Redemption.

(i) Optional Redemption. To redeem any Optional Redemption Amount into Common Shares on any Trading Date (a “Redemption Date”), the Company or the Holder, as the case may be, shall deliver (whether via electronic mail or otherwise), for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time on the Redemption Date, a copy of an executed notice of Redemption in the form attached hereto as Exhibit II (the “Optional Redemption Notice”) to the other party, which Optional Redemption Notice shall, for greater certainty, set out (i) the Optional Redemption Amount, (ii) the calculation of the accrued Interest included in the Optional Redemption Amount being redeemed up to and including the date of the Redemption Date, (iii) the Optional Redemption Rate and (iv) the detailed calculation of the number of Common Shares required to be delivered in respect of such Optional Redemption Notice.

(ii) Satisfaction of Optional Redemption. Any redemption on a Redemption Date in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the second Trading Day after the Option Redemption Notice is given (the “Redemption Share Delivery Deadline”). For greater certainty, the day that the Optional Redemption Notice is given does not count as a Trading Day. The Company shall use its best efforts to meet (and use its best efforts to cause its Transfer Agent to meet) the Redemption Share Delivery Deadline upon each delivery of an Optional Redemption Notice. Any Common Shares so delivered must satisfy the Required Unrestricted Conditions if (and only if) the applicable Conversion Date is on or after October 13, 2021. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Redemption Date.

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(iii) Company’s Failure to Timely Redeem. Upon the occurrence of a Redemption Failure (or if there shall be a failure for any other reason or for no reason, other than a Holder Delay, to deliver the applicable Common Shares on or prior to the applicable Redemption Share Delivery Deadline more than three (3) times in any calendar quarter or more than five (5) times in any calendar year , after which time each failure will trigger this Section 4(d)(iii)), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Redemption Share Delivery Deadline that the issuance of such Common Shares is not timely effected an amount equal to 0.75% of the product of (A) the sum of the number of Common Shares not issued to the Holder on or prior to the Redemption Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any closing trading price of the Common Shares selected by the Holder in writing during the period beginning on the applicable Redemption Date and ending on the applicable Redemption Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Optional Redemption Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Optional Redemption Notice, provided that the voiding of a Optional Redemption Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(d)(iii) or otherwise.

(iv) Return of Notes. Following a redemption of this Note in accordance with Section 4, if requested by the Company, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Company’s request and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 1(b)). If this Note is physically surrendered for redemption and the outstanding Principal of this Note is greater than the Principal portion of the Optional Redemption Amount being redeemed, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 1(d)) representing the outstanding Principal not redeemed.

(v) Principal Market Regulation. The Company shall only issue Common Shares upon conversion or redemption of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including NASDAQ Listing Rule 5635(d)); except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 4(d)(v) shall not constitute an Event of Default or breach of this Agreement by the Company, and the Company shall not have any liability under this Agreement resulting therefrom.

5. RIGHTS UPON EVENT OF DEFAULT.

(a) Events of Default. Each of the following events shall constitute an “Event of Default”, and each of the events in clauses (i), (vi) and (vii) shall also constitute a “Bankruptcy Event of Default”:

(i) the failure of the Registration Statement to be declared effective by the SEC by the Effectiveness Deadline in accordance with the Registration Rights Agreement, except during a Suspension (as defined in the Registration Rights Agreement);

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(ii) the effectiveness of the Registration Statement lapses after the Effectiveness Deadline (as defined under the Registration Rights Agreement) or the Registration Statement is unavailable to any holder of Common Shares for sale of all of the Holder’s Common Shares in accordance with the terms of the Registration Rights Agreement, in either case, only if such lapse or unavailability remains uncured for a period of at least five (5) consecutive Trading Days (and, for the avoidance of doubt, the availability of the Registration Statement is not suspended under Section 2.8 of the Registration Rights Agreement);

(iii) the suspension from trading or the failure of the Common Shares to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) The Company’s (A) failure to cure a Conversion Failure or a Redemption Failure by delivery of the required number of Common Shares within five (5) Trading Days after the applicable Conversion Date or Optional Redemption Date, as applicable, or (B) notice, written or oral, to any holder of Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion or redemption of any Notes into Common Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3 or 4;

(v) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest or any reimbursement obligation when and as due, in which case only if such failure remains uncured for a period of at least three (3) Trading Days;

(vi) if any Obligor or the Person primarily liable or jointly and/or severally liable, in the case of any contingent or joint and/or several obligation of any Obligor (A) fails to pay when due (whether at stated maturity or by required prepayment, acceleration, demand or otherwise) any Indebtedness between itself and any Person (other than any Indebtedness under this Agreement) or (B) is in breach or default under any term or provision of any other document, instrument or agreement evidencing or securing any other Indebtedness between itself and any Person (other than this Agreement) if in the case of (A) or (B) above, such breaches or defaults (in the aggregate) are in respect of an amount which, taken together with (x) any other such breaches or defaults in respect of such other Indebtedness, and (y) any accelerated amounts in respect of such other Indebtedness, exceeds C$1,500,000, in the aggregate; and, in either case, such breach or default is not remedied within the lesser of ten (10) Business Days or the grace period otherwise applicable thereto (to the extent such breach or default is capable of being cured);

(vii) if any Obligor shall:

(1) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or substantially all of its assets or undertaking;

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(2) make or threaten to make a general assignment for the benefit of creditors or make or threaten to make a bulk sale of its assets; or be unable, or admit in writing its inability or failure, to pay its debts generally as they become due;

(3) commence any case, proceeding or other action under any Debtor Relief Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any Debtor Relief Law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding;

(4) take corporate or partnership action for the purpose of effecting any of the foregoing; or

(5) commit or threaten to commit an act which, if committed by a corporation, would constitute bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any statute passed in substitution therefor, as amended from time to time;

(viii) if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against any Obligor seeking in respect of it an adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or the like of such Obligor or of all or substantially all of its assets, or any other like relief in respect of such Obligor under any Debtor Relief Law and, if such case, proceeding or other action is being contested by the Company in good faith, the same shall continue undismissed or unstayed and in effect for any period of thirty (30) consecutive days; provided that if an order, decree or judgment is granted (whether or not entered or subject to appeal) against an Obligor thereunder or a trustee, receiver or liquidator is appointed in the interim and such order, decree, judgment or appointment is not stayed or discharged within twenty (20) Business Days of it being granted, such grace period shall cease to apply;

(ix) other than as specifically set forth in another clause of this Section 2(a), if any representation or warranty made or deemed to be made by the Company or any other Obligor in any Transaction Document, certificate or document shall prove to have been incorrect provided that the incorrectness of such representation or warranty would reasonably be likely to result in a Material Adverse Change when made or deemed to be made or repeated hereunder or thereunder; provided further that if the matter, defect or deficiency which is the subject matter of the misrepresentation is capable of correction or remedy (and not merely by changing the representation made), then if it is not corrected or remedied to the satisfaction of the Holder, acting reasonably, within twenty (20) Trading Days after written notice thereof by the Holder to the Company;

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(x) other than as specifically set forth in another clause of this Section 2(a), the breach of any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of twenty (20) consecutive Trading Days;

(xi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Sections 4.1(j), 4.2(a), 4.2(b), 4.2(f), 4.2(g) and 4.3 of the Note Purchase Agreement;

(xii) if any Obligor ceases to carry on business other than as permitted pursuant to a Fundamental Transaction and other than any cessation that would not result in a Material Adverse Change;

(xiii) if a final judgment or judgments for the payment of money shall be rendered against any Obligor in an amount in excess of C$1,500,000 and the same shall remain undischarged for a period of twenty (20) Business Days during which such judgment or judgments shall not be on appeal or execution thereof shall not be effectively stayed;

(xiv) if writs, executions, attachments or similar processes are issued or levied against any of the property of any Obligor in an aggregate amount which is in excess of C$1,500,000 and such writ, execution, attachment or similar process remains undischarged or unreleased for a period of twenty (20) Business Days;

(xv) if Encumbrances or lienors lawfully take any action against an Obligor to take possession or enforce proceedings against any property or such Obligor having a value in an aggregate amount which is in excess of C$1,500,000;

(xvi) if any material provision of any Transaction Document continues to be invalid or unenforceable in whole or in a material part, or any of the Security Interests in and to any material Collateral constituted by the Security fails to attach thereto or to have the priority intended thereby, and, in either case, the same is not cured to the satisfaction of the Holder, acting reasonably, within five (5) Trading Days after notice thereof by the Holder to the Company; or

(xvii) any Material Adverse Effect occurs.

(b) Notice of Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note (other than an Event of Default under Section 1(a)(ii)) the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (a “Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of a Default Notice and the Holder becoming aware of an Event of Default Note (other than an Event of Default under Section 1(a)(ii)) and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of a Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 2(a) shall be redeemed by the Company at the Optional Redemption Rate. To the extent redemptions required by this Section 2(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments, which will be permitted by this Note. Any redemption upon an Event of Default in accordance with this Section 1(b) shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

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(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

6. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 1(a), including agreements to deliver to the Holder in exchange for this Note a written instrument substantially similar in form and substance to this Note, including having a principal amount and interest rate equal to the Principal Amount then outstanding, Interest Rates, respectively, and having similar conversion rights as the Notes and having similar ranking security to the Note, , and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common equity is quoted on or listed for trading on an Eligible Market Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction), such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note for this purpose only), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 1(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 1(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note for this purpose only.

(b) Mandatory Repayment on Change of Control; Mandatory Repayment. At the sole discretion of the Holder, the Principal and all accrued and unpaid Interest (if any) thereon shall be repayable in full upon the occurrence of a Change of Control.

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7. [DELETED].

8. ADJUSTMENTS.

(a) If and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all or substantially all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 1(a), had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 1(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b) If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 1(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company (in any of the foregoing cases, that is not a Fundamental Transaction), the Holder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c) On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Fundamental Transaction or addressed in Section 1(a) or 1(b) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the conversion of this Note into Common Shares.

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(d) The adjustments provided for in Sections 1(a), 1(b) and 1(b) are cumulative and will be made successively whenever an event referred to therein occurs.

(e) If at any time a question or dispute arises with respect to the adjustments provided for in Sections 1(a), 1(b) or 1(b), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

(f) The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 1(a), 1(b) or 1(b), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

(g) If any event requiring an adjustment under Sections in Sections 1(a), 1(b) or 1(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

9. [RESERVED].

10. [RESERVED].

11. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s constating documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the conversion of this Note.

12. [RESERVED].

13. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including the Business Corporations Act (British Columbia)).

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14. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall, and shall cause each Guarantor to, comply with those covenants as set forth in Article 4 of the Note Purchase Agreement.

15. [RESERVED].

16. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note; provided, however, that any such change, modification, waiver or amendment to the Notes (including, for greater certainty but without limitation, any reduction or compromise of any Principal, Interest or Interest Rate) shall be effective and apply to all of the Notes if such prior written consent is given by the Holder or Holders holding in excess of fifty-one percent (51.0%) of the Principal.

17. TRANSFER. This Note and any Common Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 3.1(h) of the Note Purchase Agreement, provided, however, that this Note and any Common Shares issued upon conversion of this Note may not be assigned, transferred or sold in whole or in part to a cannabis company competitor with operations in Latin America or Europe without the Company’s prior written consent.

18. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

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(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least U.S.$2,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note. If at any time required under the terms and conditions of this Note with respect to Interest due and payable hereunder, or, subject to the prior written consent of the Holder, any other amount then due to be paid to the Holder (or its designee) hereunder, as applicable, shall be paid in additional Notes (such amount to be paid in additional Notes hereunder, each, a “PIK Amount”, on the date any such PIK Amount is due hereunder, the Principal of this Note shall automatically increase by such PIK Amount (each, a “PIK”)).

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20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

23. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Conversion Price or the arithmetic calculation of a Conversion Rate, or the Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or the arithmetic calculation of such Conversion Rate or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

24. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.1 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i) the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

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(ii) for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

(iii) for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv) if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v) when used in this Note the term “month” shall mean a calendar month.

(c) Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”). All amounts denominated in Canadian Dollars (“CAD”) or other currencies (if any) shall be converted into the CAD equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar daily exchange rate as published on the Bank of Canada website pertaining to the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(d) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of Canada via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

25. CANCELLATION. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

27. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of Alberta or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Province of Alberta.

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28. JUDGMENT CURRENCY.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Holder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Holder could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

(b) The obligations of the Company in respect of any sum due in the Original Currency from it to the Holder under any of the Transaction Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Holder of any sum adjudged to be so due in the Other Currency, the Holder may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Holder in the Original Currency, the Company agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Holder, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Holder in the Original Currency, the Holder shall remit such excess to the Company.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. MAXIMUM PAYMENTS. Without limiting Section 7.6 of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31. LIMITATION ON LIABILITY OF US GUARANTORS. Notwithstanding anything to the contrary contained in this Section 31, the maximum liability of any US Guarantor under this Section 31 shall be 95% of the Net Assets of such US Guarantor.

32. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, in relation to any Person (the “first named person”), any other Person that Controls, is Controlled by or is under common Control with the first named person; provided that, for greater certainty, neither the Company nor any of its subsidiaries is an Affiliate of the Lender or any of its subsidiaries for the purposes of this Note.

(d) “Approved Share Plan” means any employee or director benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Issuance Date pursuant to which Common Shares and standard options to purchase Common Shares may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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(e) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the Province of Alberta are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the Province of Alberta generally are open for use by customers on such day.

(g) “Change of Control” means if (i) the current shareholders of the Company cease to own, directly or indirectly, legally and beneficially, or cease to Control (directly or indirectly) at least 51% of the issued and outstanding capital stock of the Company, (ii) the Company ceases to own, directly or indirectly, legally and beneficially, 100% of the issued and outstanding capital stock of any Guarantor, or (iii) the Company ceases to Control (directly or indirectly) any Guarantor.

(h) “Common Shares” means (i) the Company’s common shares, no par value per share, and (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares.

(i) “Conversion Amount” means the sum of (x) the portion of the Principal to be converted with respect to which this determination is being made and (y) all accrued and unpaid Interest with respect to such portion of the Principal amount, if any.

(j) “Conversion Failure” means any failure by the Company to deliver the applicable Common Shares on or prior to the applicable Conversion Share Delivery Deadline, if such failure results from a Treasury Order Default (for greater certainty, a Conversion Failure shall not occur as a result of a Holder Delay).

(k) “Conversion Price” means, as of any Conversion Date or other date of determination, US$13.50, subject to adjustment as provided herein.

(l) “Conversion Rate” means the number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) determined by dividing (x) the Conversion Amount by (y) the Conversion Price.

(m) “Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies Creditors’ Arrangement Act (Canada), the Business Corporations Act (British Columbia), the Canada Business Corporations Act and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of Canada or other applicable jurisdictions from time to time in effect.

(n) “Determination Date” means each of (1) the date on which such US Guarantor becomes obligated under Clause 31, (2) the date of the commencement of a case under the US Bankruptcy Code in which such US Guarantor is a debtor and (3) the date of enforcement of the liabilities of such US Guarantor under Clause 31.

(o) “Eagle Holdings” means Eagle Canada Holdings Inc., a corporation incorporated under the laws of the Province of British Columbia.

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(p) “Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Principal Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange and the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150 million or more.

(q) “First Trading Date” means the first (1st) Trading Day after the applicable Conversion Date or Optional Redemption Date, as the case may be.

(r) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate, amalgamate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer (including any take-over bid) that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock or share purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (v) reorganize, recapitalize or reclassify its Common Shares, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, becomes subject to or allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the date of this Note calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company, (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction, or (D) any transaction substantially similar to (or having an effect substantially similar to) any of the foregoing transactions as otherwise recognized or determined under Applicable Law.

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(s) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder, and, as applicable, any similar or corresponding concept under Applicable Law.

(t) “Guarantors” means Clever Leaves International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc., Northern Swan Portugal Holdings, Inc. and “Guarantor” means any of them.

(u) “Holder Delay” means any delay which results in the failure by the Company to deliver Common Shares in accordance with Section 3(c) which is caused by any action or inaction on the part of the Holder (including, without limitation, any failure to adequately provide any “know your client”, anti-money laundering or other similar customary documentation required by the Transfer Agent.

(v) “Interest Rate” means (i) prior to the occurrence of an Event of Default, five percent (5.0%) per annum, and (ii) while any Event of Default is continuing, ten percent (10.0%) per annum.

(w) “Maturity Date” shall mean July 19, 2021; as may be amended in accordance with this Note.

(x) “Net Assets” means the highest amount, determined as of any Determination Date, by which (a) all of any US Guarantor’s property at fair valuation (within the meaning of Section 101(32)(A) of the US Bankruptcy Code but excluding the capital stock or other ownership interests issued by any other Guarantor or by any other person that is required hereby to become a Guarantor) exceeds (b) such US Guarantor’s debts (as defined in Section 101(12) of the US Bankruptcy Code but excluding its obligations under Section 31).

(y) “NI 55-104” means National Instrument 55-104 – Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators, as amended and the rules and regulations thereunder.

(z) “NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators, as amended and the rules and regulations thereunder.

(aa) “Optional Redemption Amount” means the sum of (x) the portion of the Principal to be redeemed with respect to which this determination is being made and (y) all accrued and unpaid Interest (including any increase to the Interest Rate resulting from the continuance of an Event of Default) with respect to such portion of the Principal amount, if any.

(bb) “Optional Redemption Notice” has the meaning given to such term in Section 4(d)(i).

(cc) “Optional Redemption Price” means, as of the date of determination, the greater of: (i) a price per Common Share that is equal to an 8% discount to the closing price of the Common Shares on the Optional Redemption Date, and (ii) US$6.44, subject to adjustment as provided herein.

(dd) “Optional Redemption Rate” means the number of Common Shares Issuable upon redemption of any Optional Redemption Amount pursuant to Section 4(a) determined by dividing (x) the Optional Redemption Amount by (y) the Optional Redemption Price.

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(ee) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ff) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(gg) “PIK” has the meaning given to such term in Section 19.

(hh) “Principal Market” means The Nasdaq Stock Market.

(ii) “Redemption Date” has the meaning given to such term in Section 4(e)(i).

(jj) “Redemption Failure” means any failure by the Company to deliver the applicable Common Shares on or prior to the applicable Redemption Share Delivery Deadline, if such failure results from a Treasury Order Default (for greater certainty, a Redemption Failure shall not occur as a result of a Holder Delay).

(kk) “Registration Statement” has the meaning given to it in the Registration Rights Agreement.

(ll) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Issuance Date, by and among the Company and the Holder relating to, among other things, the registration of the resale of the Common Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.

(mm) “Required Unrestricted Conditions” means either (i) the Common Shares are available to be sold pursuant to an effective and available registration statement under the 1933 Act in accordance with, and subject to the limitations set forth in, the Registration Rights Agreement (including the limitations set forth in Section 2.8 of the Registration Rights Agreement), or (ii) the Common Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company with reasonable assurances (including customary representation letters) that such Common Shares are eligible for sale, assignment or transfer under Rule 144.

(nn) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(oo) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(pp) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(qq) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

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(rr) “Transaction Documents” means, collectively, this Note, the Note Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(ss) “Transfer Agent” means, the Company’s then-current transfer agent as duly appointed by the Company from time to time.

(tt) “Treasury Order Default” means the Company’s failure to deliver to the Transfer Agent an instruction letter, treasury order, or equivalent instruction with details of any applicable number of Common Shares, the recipient’s information, and any legend requirements.

(uu) “US Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the US Code), as amended.

(vv) “US Guarantor” means any Guarantor organized or formed under the law of any State of the United States of America.

33. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

34. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

26

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Signature Page – Senior Convertible Note

EXHIBIT I

CLEVER LEAVES HOLDINGS INC.
CONVERSION NOTICE

Reference is made to the Secured Convertible Note (the “Note”) issued to the undersigned by Clever Leaves Holdings Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:
Mailing Address:
Email Address:
Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Phone Number:

EXHIBIT II

CLEVER LEAVES HOLDINGS INC.
REDEMPTION NOTICE

Reference is made to the Secured Convertible Note (the “Note”) issued to the undersigned by Clever Leaves Holdings Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to redeem the Redemption Amount (as defined in the Note) of the Note indicated below in exchange for (as indicated below) cash or Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE REDEMPTION AMOUNT TO BE REDEEMED:

Please confirm the following information:

Redemption for Common Shares or cash:

If redemption is for Common Shares, Redemption Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:
Mailing Address:
Email Address:
Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Phone Number:

Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

between

CATALINA LP

AND

CLEVER LEAVES HOLDINGS INC.

JULY 19, 2021

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INTERPRETATION		1

1.1	Definitions	1
1.2	Interpretation	5
1.3	Date for any Action	6
1.4	Knowledge	7
1.5	Schedules	7

Article 2 AUTHORIZATION, SALE AND PURCHASE		7

2.1	Authorization of the Note	7
2.2	Sale and Purchase of the Note	7
2.3	Pari Passu Ranking	7
2.4	Resale and Transfer Restrictions	7

Article 3 REPRESENTATIONS AND WARRANTIES		8

3.1	Representations and Warranties of the Investor	8
3.2	Representations and Warranties of the Company	11
3.3	Survival of Representations and Warranties	17

Article 4 COVENANTS		17

4.1	Affirmative Covenants	17
4.2	Negative Covenants	19
4.3	Reporting Covenants	21
4.4	Rule 144A Information Requirement and Annual Reports	21
4.5	Negative Covenant Regarding Debt	22

Article 5 SECURITY/GUARANTEE		22

5.1	Security	22

Article 6 CLOSING		23

6.1	Closing	23
6.2	Closing Deliveries by the Company	23
6.3	Closing Deliveries by the Investor	24

Article 7 GENERAL PROVISIONS		24

7.1	Notices	24
7.2	Governing Law	25
7.3	Entire Agreement	25
7.4	Assignment	25
7.5	Expenses	26
7.6	Severability; Maximum Payment Amounts	26
7.7	Further Assurances	27
7.8	Time	27
7.9	Confidential Information	27
7.10	Counterpart Execution	27

SCHEDULE “A” – FORM OF NOTE

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT is made effective as of the 19th day of July, 2021 between:

CATALINA LP (the “Investor”), a Limited Partnership organized under the laws of the Province of Alberta

- and -

CLEVER LEAVES HOLDINGS INC., a Company existing under the laws of the Province of British Columbia (the “Company”)

WHEREAS the Investor is prepared to purchase the Note (as defined herein), subject to the terms and conditions of this Agreement;

AND WHEREAS the Company’s board of directors has unanimously resolved that the Company enter into this Agreement providing for the purchase and sale of the Note.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement (including the recitals hereto), unless there is something in the subject matter or context inconsistent therewith:

“1933 Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this Note Purchase Agreement (and not any particular Article or Section of this Note Purchase Agreement), and includes the Schedules to this Note Purchase Agreement.

“Applicable Laws” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, protocol, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval, in each case, of any Governmental Authority and having the force of law, binding on or affecting the party referred to in the context in which the term is used or binding on or affecting the property of such party, all of the foregoing as may exist as of the date hereof or as may be implemented, revised or modified from time to time after the date hereof.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the Province of Alberta are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the Province of Alberta generally are open for use by customers on such day.

“Canada Opco” means Clever Leaves International Inc.

“Canadian Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada.

“Clever Leaves” means Ecomedics S.A.S., a Colombian company operating as Clever Leaves.

“Closing” has the meaning ascribed thereto in Section 6.1.

“Common Shares” means the Common shares in the capital of the Company.

“Conversion Shares” means the Common Shares issuable pursuant to the terms of the Note, including upon conversion or otherwise.

“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under Applicable Securities Laws; and “distribute” has a corresponding meaning.

“Eagle Holdings” means Eagle Canada Holdings Inc., a corporation incorporated under the laws of the Province of British Columbia.

“Encumbrance” means any lien, charge, hypothec, pledge, mortgage, title retention agreement, covenant, condition, lease, license, security interest of any nature, claim, exception, reservation, easement, encroachment, right of occupation, right-of-way, right-of-entry, matter capable of registration against title, option, assignment, right of pre-emption, royalty, right, pledge, privilege or any other encumbrance or title defect of any nature whatsoever, and any other right of third parties relating to, attaching to or affecting any asset, regardless of form (excluding ordinary course payables), whether or not registered or registrable and whether or not consensual or arising by any Applicable Law, and includes any contract to create any of the foregoing.

“Environmental Laws” means all Applicable Laws relating to the protection of human health and the environment, including all Applicable Laws pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of Releases, or threatened Releases, of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Event of Default” has the meaning ascribed to such term under the Note.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of Canada, the government of Colombia or any other nation, province, territory, state, municipality or other political subdivisions thereof, and any governmental agency, tribunal, commission or other authority or entity exercising executive, legislative, regulatory or administrative functions (for greater certainty, the International Narcotics Control Board of the United Nations shall not constitute a “Governmental Authority”).

“Governmental Charges” means all taxes, levies, duties, assessments, reassessments and other similar charges and impositions together with all related penalties, interest and fines, due and payable by the Company or any of its subsidiaries (as applicable) to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission, board or court of competent jurisdiction of any domestic or foreign government.

“Guarantors” means Canada Opco, 1255096 B.C. Ltd., Clever Leaves US, Inc., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc., Northern Swan Portugal Holdings, Inc. and “Guarantor” means any of them.

“Hazardous Materials” means (i) any radioactive material; (ii) any explosive; (iii) any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it will adversely affect its use by man or by any animal, fish or plant; (iv) any solid, liquid, gas or odour or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that: (A) endangers the health, safety or welfare of individual persons or the health of animal life; (B) interferes with normal enjoyment of life or property; or (C) causes damage to plant life or to property; (v) any petroleum or petroleum product; (vi) any toxic substance or other contaminant; (vii) any substance declared to be hazardous or toxic under any Applicable Law now or hereafter enacted or promulgated by any Governmental Authority having jurisdiction over the Company, any of the Guarantors or their respective properties, assets or interests, including any substance which would be considered a hazardous substance under any Environmental Law; and (viii) any other substance which is or may become hazardous, dangerous or toxic to individual persons or property, including any asbestos or asbestos-containing material.

“Included Obligors” means the Company, Canada Opco, 1255096 B.C. Ltd., Northern Swan International, Inc., Eagle Holdings and Clever Leaves, and “Included Obligor” means any one of them.

“Issuance Date” has the meaning ascribed to such term under the Note.

“Investment” means an investment made or held by a Person, directly or indirectly, in another Person (whether such investment was made by the first-mentioned Person in such other Person or was acquired from a third party), including a contribution of capital and including the acquisition or holding of the following: all or substantially all of the assets used in connection with a business; common or preferred shares; debt obligations; partnership interests; and investments in joint ventures.

“Material Adverse Change” means any change or event which constitutes a material adverse change in (i) the business, revenues, operations, liabilities (contingent or otherwise), condition and/or prospects (financial or otherwise), assets or properties of the Company and its subsidiaries, taken as a whole, (ii) the enforceability of this Agreement or any of the other Transaction Documents against the Company, (iii) the ability of the Company to timely and fully perform its obligations hereunder or under any of the other Transaction Documents, or (iv) the ability of the Investor to enforce its rights and remedies hereunder or under any of the other Transaction Documents.

“NI 45-102” means National Instrument 45-102 – Resale of Securities.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions.

“Note” means a secured convertible note in the principal amount of $25,000,000 issued by the Company to the Investor on the Issuance Date under this Agreement.

“Obligations” means all monies and obligations now or at any time and from time to time hereafter owing or payable by the Company to the Investor, including pursuant to this Agreement and the other Transaction Documents.

“Obligors” means the Company and the Guarantors and “Obligor” means any one of them.

“Offering” means the offering of the Note pursuant to the terms and conditions of this Agreement.

“Parties” means, collectively, the Company and the Investor; and “Party” means the applicable one of them.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Refinancing Indebtedness” shall mean refinancings, replacements, renewals or extensions of debt so long as such refinancings, replacements, renewals, or extensions do not result in an increase in the principal amount of the debt so refinanced, replaced, renewed, or extended (beyond any such limit provided for in Section 4.5 (and provided that the proceeds of any such increase in the principal amount of such debt are received in cash)), other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto.

“Registration Rights Agreement” means the registration rights agreement to be entered into between the Company and the Investor at Closing.

“Release” includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, or permitting any of the foregoing to occur.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Note and the Conversion Shares.

“Security” has the meaning ascribed thereto in Section 5.1(c).

“Subordinated Debt” means indebtedness which is subordinated to the Obligations, upon terms and conditions and pursuant to a subordination agreement in form and substance reasonably satisfactory to the Investor.

“Transaction Documents” means, collectively, this Agreement, the Note, the Registration Rights Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto and the Guarantors in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

1.2	Interpretation

Unless the context otherwise requires, the following provisions will govern the interpretation of this Agreement:

(a)	the words “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, and other references are to those contained in or attached to this Agreement unless otherwise specified;

(b)	each reference to “days” in this Agreement means calendar days, unless the term “Business Days” shall be used. Each reference to a time of day in this Agreement means that time in Edmonton, Alberta, unless otherwise specified. In computation of periods of time in this Agreement from a specified date to a later specified date, the word “from” means “from and excluding” and the words “to” and “until” each means “to and including”;

(c)	the words “include”, “including” and similar expressions mean “including but not limited to”;

(d)	the meanings given to terms defined in this Agreement apply to both the singular and plural forms of those terms;

(e)	except as otherwise specified in this Agreement, each reference in this Agreement to a statute, requirement of law or governmental consent shall be deemed to refer to such statute, requirement of law or governmental consent as the same may be amended, supplemented or otherwise modified from time to time;

(f)	except as otherwise specified in this Agreement, each reference in this Agreement to any agreement (including a reference to this Agreement):

(i)	includes all schedules, exhibits, annexes or other attachments hereto or thereto; and

(ii)	refers to that agreement as it may be amended, supplemented or otherwise modified from time to time;

(g)	each reference in this Agreement to a Party shall be deemed to include that Party’s permitted successors and assigns;

(h)	all references in this Agreement to “Dollars” or “$” are to lawful money of the United States of America;

(i)	where in this Agreement a term is defined, a derivative of that term shall have a corresponding meaning;

(j)	the terms “in writing” or “written” include printing, typewriting, facsimile or electronic transmission and reference to disclosure “in writing” to the Investor also includes the written information (including documents, files, records, books and other materials) made available in the Data Room or delivered or produced to the Investor by or on behalf of the Company; and

(k)	the headings of Sections, Articles or Schedules will not be considered in interpreting the text of this Agreement.

1.3	Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day that action shall be required to be taken on the next succeeding day which is a Business Day.

1.4	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the Company’s knowledge, it refers to the actual knowledge of each of the Company’s executive officers after reasonable inquiry.

1.5	Schedules

The following Schedules shall form part of this Agreement:

Schedule “A” – Form of Note

Article 2
AUTHORIZATION, SALE AND PURCHASE

2.1	Authorization of the Note

Subject to the terms and conditions of this Agreement, the Company hereby authorizes the issue and sale of the Note in an aggregate principal amount of $25,000,000, and which shall be in the form set out in Schedule “A”, unless otherwise agreed to by the Company and the Investor.

2.2	Sale and Purchase of the Note

(a)	Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor and the Investor will purchase from the Company, on the Issuance Date, the Note at the purchase price of 100% of the principal amount thereof.

(b)	In connection with the purchase of the Note, the Company will pay to the Investor on the Issuance Date an upfront fee in the amount of US$250,000.

2.3	Pari Passu Ranking

All Notes issued hereunder will rank pari passu with all other Notes issued under this Agreement. No amendments may be made to any Note without the same amendments being made to the other Notes.

2.4	Resale and Transfer Restrictions

(a)	The Investor acknowledges and agrees that the Note will be subject to resale and transfer restrictions in Canada pursuant to NI 45-102 and may not be traded unless such trade is made pursuant to an applicable exemption from the prospectus requirements of applicable Canadian securities laws before the date that is four months and one day after the Issuance Date.

(b)	The Investor acknowledges and agrees that it will resell the Notes and the Conversion Shares only in accordance with the provisions of Regulation S of the Securities Act or pursuant to registration under the Securities Act or an available exemption therefrom, and agrees not to engage in hedging activities with regard to the Notes or the Conversion Shares, unless in compliance with the Securities Act.

(c)	The Investor acknowledges that the Note will bear the following legend indicating that the resale of such securities is restricted:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c) AND 17 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c) OF THIS NOTE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) [INSERT THE DISTRIBUTION DATE]; AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Investor

As of the date hereof, the Investor hereby represents, warrants and acknowledges to the Company as follows, and acknowledges that the Company is relying on these representations, warranties and acknowledgements in entering into this Agreement:

(a)	Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)	No Public Sale or Distribution. The Investor (i) is acquiring the Note, and (ii) upon conversion of the Note will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act or qualified for public distribution or exempted under Canadian Securities Laws; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act or in accordance with Canadian Securities Laws. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(c)	Status. The Investor is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act or (ii) not within the United States, is not a U.S. person (as defined in Regulation S) and is not purchasing the Securities for the account or benefit of a U.S. person.

(d)	Canadian Accredited Investor Status. The Investor is an “accredited investor”, as such term is defined in NI 45-106, is being issued the Securities as principal and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106.

(e)	Reliance on Exemptions. The Investor understands that the Securities are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and from the prospectus requirements of Canadian Securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(f)	Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities that have been requested by the Investor and that are sufficient to enable the Investor to evaluate the entering into of this Agreement and the Investor and its advisors, if any, have been afforded the opportunity to ask questions about the Company and its financial condition, results of operations, business, properties, management and prospects. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties, or to enforce the Company’s covenants and other obligations, contained in any of the Transaction Documents. The Investor understands that its ownership of the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(g)	No Governmental Review. The Investor understands that no United States federal or state agency, no Canadian provincial or federal agency, or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the issue of the Securities.

(h)	Transfer or Resale. The Investor understands that except as provided in the Transaction Documents: the Securities have not been and are not being registered under the 1933 Act or any state securities laws or qualified for distribution under Canadian Securities Laws. The Securities may not be offered for sale, sold, assigned or transferred except in accordance with Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom, and in compliance with all applicable foreign laws. In addition, any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and any sale or transfer of the Securities to a purchaser or transferee whose address is in Canada (or who is a resident of Canada) is prohibited unless it is made in compliance with applicable Canadian Securities Laws including Section 2.5 of NI 45-102. The Investor acknowledges and agrees that the Company will not register any transfer of any Securities not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom.

(i)	Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable Investors’ rights and remedies.

(j)	No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state, provincial and territorial securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(k)	Company’s Representation and Warranties. The Investor acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or in the other Transaction Documents.

3.2	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor with respect to itself and also with respect to each Guarantor that:

(a)	No Default. No default has occurred and is continuing under any material agreement to which it is a party or by which its properties are bound;

(b)	Status; Corporate Power and Qualification. It:

(i)	is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(ii)	is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;

(iii)	has the requisite corporate power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties and assets, to lease the property it operates under lease and to conduct its business as presently conducted in the jurisdictions in which it currently carries on business;

(iv)	is in compliance with its constating documents and by-laws; and

(v)	is in material compliance with all applicable provisions of Applicable Law;

(c)	Authorization; Execution and Delivery; Approval and Conflict. The execution, delivery and performance by it of this Agreement and the other Transaction Documents and the creation of the Encumbrances in favour of the Investor (each as applicable):

(i)	are within its corporate power;

(ii)	have been duly authorized by all necessary or proper corporate action;

(iii)	do not contravene any provision of its constating documents or by-laws or any resolutions passed by its directors (or any committee thereof);

(iv)	do not result in any breach or violation of any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to it or any of its properties or assets, in all cases, which are reasonably likely to result in a Material Adverse Change;

(v)	do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property or assets is bound, in all cases, which are reasonably likely to result in a Material Adverse Change; and

(vi)	do not require the consent, approval, authorization, order or agreement of, or registrations or qualification with any Governmental Authority or any other Person;

(d)	Validity of Agreements. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject only to:

(i)	applicable bankruptcy, insolvency, liquidation, reorganization, reconstruction, moratorium laws or similar laws affecting creditors’ rights generally; and

(ii)	the fact that the availability of equitable remedies, such as specific performance and injunctive relief, are in the discretion of a court and may not be available where damages are considered an equitable remedy;

(e)	Taxes and Filings. All material tax returns, reports and statements, including information returns, required by any governmental authority to be filed by it have been filed with the appropriate governmental authority and all taxes have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof (or any such fine, penalty, interest, late charge or loss has been paid). Proper and accurate amounts have been withheld by it from payments to its employees, customers and other applicable payees for all periods in full as required by all Applicable Laws and such withholdings have been timely paid to the respective governmental authorities;

(f)	Authorized Capital. The authorized capital of the Company consists of: (A) the following common shares: (i) an unlimited number of Common Shares, of which 24,928,260 are issued and outstanding as of May 13, 2021; and (ii) an unlimited number of Non-Voting Common shares, of which 1,217,826 are issued and outstanding as of May 13, 2021; and, (B) an unlimited number of Preferred Shares without par value, none of which are issued and outstanding as of May 13, 2021. Except pursuant to the Transaction Documents, (i) other than (A) warrants to purchase 17,850,460 Common Shares; (B) 570,211 Common Shares under the Company’s 2020 Earnout Award Plan, 948,322 Common Shares issuable on the exercise of options under the Company’s 2020 Incentive Award Plan, and 1,448,032 unvested restricted share units issued under the Company’s 2020 Incentive Award Plan; and, (C) the senior notes of Canada Opco convertible into Common Shares of the Company to be paid out in connection with the Transaction, the Company does not have any outstanding agreement, subscription, warrant, option or commitment (nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option or commitment) obligating it to issue or sell any Common Shares or other securities, including any security or obligation of any kind convertible into or exchangeable for Common Shares or other security; and (ii) there is no outstanding share or stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the market price of the Common Shares or the income or any other attribute of the Company or any of its subsidiaries (except as described above). Except as described in the Registration Rights Agreement, or in or filed as an exhibit to the Company’s Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2020, there is no outstanding shareholder agreement, proxy, voting trust, right to require registration under any applicable securities legislation or any other arrangement or commitment to which the Company or any of its subsidiaries is a party or bound, with respect to the voting, disposition or registration of any outstanding securities of the Company or any of its subsidiaries.

(g)	Valid Issuance of Convertible Note and Conversion Shares. The Note will be duly and validly created and issued, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement and the Note and under applicable securities legislation. The Common Shares issuable upon the conversion of the Note will be duly and validly authorized, allotted and reserved for issuance upon such conversion and will, upon the conversion of the Note in accordance with its terms, be validly issued as fully paid and non-assessable shares in the capital of the Company;

(h)	Corporate Records. Its corporate records are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in material compliance with all Applicable Laws and with its constating documents. Without limiting the generality of the foregoing: (i) the minute books contain, in all material respects, complete and accurate minutes (or drafts thereof) of all meetings of its directors and shareholders and all such meetings were duly called and held; (ii) the minute books contain all written resolutions passed by its directors and shareholders and all such resolutions were duly passed; and (iii) the registers of directors and officers are complete and accurate and all of its former and present directors and officers were duly elected or appointed, as the case may be;

(i)	Restrictive Agreements. It is not subject to any restriction under its constating documents or is party or subject to any claim, Encumbrance or contract, instrument or other agreement which would prevent (i) the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, (ii) compliance by it with the terms, conditions and provisions of this Agreement or the other Transaction Documents, as applicable, or (iii) it from carrying on its business as currently conducted after the date hereof, in all cases, which are reasonably likely to result in a Material Adverse Change;

(j)	No Material Adverse Change. Since March 31, 2021, there has been no change in the affairs, assets, liabilities, business, prospects, operations or conditions (financial or otherwise) of the Company, on a consolidated basis, which had or would reasonably be expected to have a Material Adverse Change;

(k)	Compliance with Contracts. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any third party is in breach or default of any contract, instrument or other agreement to which it is a party and (ii) no event has occurred which, with notice or lapse of time or both, would constitute such a default or breach;

(l)	Accounting Controls. The Company will, to the extent required under the rules and regulations of the SEC, maintain a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects transactions are executed in accordance with management’s general or specific authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and access to assets is permitted only in accordance with management’s general or specific authorization;

(m)	Compliance with Laws, Licenses and Permits. It (i) has conducted and is conducting its business in compliance with all Applicable Laws of each jurisdiction in which it carries on business except to the extent that any such non-compliance would not be reasonably likely to result in a Material Adverse Change, (ii) possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate Governmental Authority necessary to carry on its business as currently conducted (collectively, the “Permits”), and (iii) will possess all Permits to be issued by the appropriate Governmental Authority necessary to carry on its business prior to carrying on such business. It is in compliance in all material respects with the terms and conditions of all such Permits and it has not received any notice of the material modification, revocation or cancellation of, or any intention to materially modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such Permit.

(n)	comply with all Applicable Laws except to the extent that any such non-compliance shall not be reasonably likely to result in a Material Adverse Change

(o)	Environmental.

(i)	It has conducted, and is conducting, its business in compliance in all material respects with Environmental Laws;

(ii)	To its knowledge, none of the properties owned or leased by it has been used to generate, manufacture, refine, treat, recycle, transport, store, handle, dispose, transfer, produce or process Hazardous Substances except in compliance in all material respects with all Environmental Laws;

(iii)	It has not caused or permitted the release of any Hazardous Substances at, in, on, under or from any property owned or leased by it except in compliance in all material respects with all Environmental Laws;

(iv)	All Hazardous Substances handled, recycled, disposed of, treated or stored on or off-site of any of the properties owned or leased by it have been handled, recycled, disposed of, treated and stored in material compliance with all Environmental Laws and, to its knowledge, there are no Hazardous Substances at, in, on, under or migrating from any of the aforementioned properties except in material compliance with all Environmental Laws;

(v)	It is in possession of all required environmental approvals (all of which are being complied with in all material respects) required to own, lease, operate, develop and exploit the properties (as and when acquired) and conduct its business as it is now being conducted;

(vi)	No environmental, reclamation or abandonment obligation or work orders or other liabilities presently exist with respect to any portion of the properties owned or leased by it and, to its knowledge, there is no basis for any such obligations or liabilities to arise in the future as a result of any activity on any of these properties owned or leased by it; and

(vii)	It has not received from any Person or Governmental Authority any notice, formal or informal, of any proceeding, action or other claim, liability or potential liability arising under any Environmental Law that is pending which would be likely to result in any material action being taken by any Governmental Authority or any other Person;

(p)	Assets. It owns or otherwise holds good and valid legal title to, or holds a valid leasehold interest in, all material assets and properties that are required to conduct its business and operations as presently conducted;

(q)	Insolvency. It has not admitted in writing that it is, or has been declared to be, insolvent or unable to pay its debts. It has not committed an act of bankruptcy or sought protection from its creditors before any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of its assets, had any Person holding any Encumbrance, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it;

(r)	Legal Proceedings. There is no material action, suit or proceeding, at law or in equity, by any person, nor any arbitration, administrative or other proceeding by or before (or to its knowledge any investigation by) any Governmental Authority pending, or, to its knowledge, threatened against or affecting it or any of its properties or rights and, to its knowledge, there is no valid basis which would reasonably be expected to result in any such action, suit, proceeding, arbitration or investigation or which would reasonably be expected to prevent or delay the issuance of the Note, the execution and delivery of any of the other Transaction Documents, or have a Material Adverse Change on the Company or any Guarantor or its assets. It is not subject to any judgment, order or decree entered in any lawsuit or proceeding;

(s)	Insurance. To the extent commercially reasonable in the circumstances, its assets, business and operations will be insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in the same or in a reasonably similar jurisdiction and such coverage shall be in full force and effect, shall name the Investor as additional insured, and it shall not fail to promptly give any notice or present any material claim thereunder;

(t)	Taxes. It has duly and timely filed all material returns required to be filed by it prior to the date hereof, other than those which have been administratively waived, and all such returns are or will be upon filing, true, complete and correct in all material respects. It has paid or has collected, withheld and remitted to the appropriate Governmental Authority on a timely basis all material Governmental Charges which are due and payable, other than those which are being or have been contested in good faith and, where payment is not yet due. No audit, action, investigation, deficiencies, litigation, proposed adjustments or other matters in controversy exist or have been asserted or threatened with respect to its Governmental Charges, and it is not a party to any action or proceeding for assessment or collection of Governmental Charges and no such event has been asserted or, to its knowledge, threatened against it or any of its assets, except where such deficiencies or other matters, actions or proceedings would not reasonably be expected to have a Material Adverse Change. There are no currently effective material elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Governmental Charges, or of the filing of any return or any payment of Governmental Charges by it;

(u)	Accuracy of Disclosure. All written and factual information previously or contemporaneously furnished to the Investor by or on behalf of the Company for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated hereby or thereby, taken as a whole, is true and accurate in every material respect and such information, taken as a whole, is not incomplete by the omission of any material fact necessary to make such information not misleading; and

(v)	No Withholding of Information. The Company has not withheld from the Investor any fact or information relating to the Company or any of its subsidiaries or to the transactions contemplated by this Agreement or the other Transaction Documents that would, in the reasonable opinion of the Company, taken as a whole, be material to the Investor in deciding whether to enter into this Agreement and the other Transaction Documents.

3.3	Survival of Representations and Warranties

The representations and warranties of the Investor and the Company contained in this Agreement and in the other Transactions Documents will survive the execution of this Agreement. Each representation and warranty of the Company will be deemed to repeat on the first day of each fiscal quarter of the Company preceding the Maturity Date (as defined in the Note), with reference to the facts and circumstances then subsisting, as if made at such time.

Article 4
COVENANTS

4.1	Affirmative Covenants

The Company hereby covenants and agrees with the Investor that it will, and it will cause each of the Guarantors to:

(a)	duly and punctually pay all principal, interest and other amounts due under the Note at the times and in the manner specified in the Note;

(b)	maintain its corporate existence in good standing, continue to carry on its business, preserve its rights, powers, licences, privileges, franchises and goodwill, including all material permits necessary to carry on business in all applicable jurisdictions, maintain all qualifications necessary to carry on business in each applicable jurisdiction, and conduct its business in a proper and efficient manner so as to protect its property and income; except where any such failure would not result in a Material Adverse Change;

(c)	comply with all Applicable Laws, except to the extent that any such non-compliance shall not be reasonably likely to result in a Material Adverse Change;

(d)	subject to Section 7.9, permit the Investor and each of its authorized representatives, upon prior written notice from the Investor, to discuss the affairs, finances and condition of the Company and the other Included Obligors with the Company and its authorized representatives (including participating in telephone calls), at such times and as often as reasonably required by the Investor;

(e)	fulfill all covenants and obligations required to be performed by it under the Transaction Documents;

(f)	provide written notice to the Investor of each of the following promptly after the occurrence thereof:

(i)	any Event of Default;

(ii)	receipt of any notice of the termination or suspension of, or a material default under, any material agreement or material permit;

(iii)	all amendments to material permits;

(iv)	all material correspondence and notices received from any Governmental Authority or stock exchange with respect to any material permit, cease trade order, or any regulatory or other investigations into the Company’s practices;

(v)	the incorrectness of any representation or warranty contained herein in any material respect;

(g)	subject to Section 7.9, permit the Investor and its employees and agents to inspect its properties, assets, books and records from time to time (x) prior to an Event of Default which is continuing, at reasonable times during normal business hours and upon reasonable notice and in a manner (whether in person, by telephone or by any electronic means) which does not materially interfere with its business, and (y) following an Event of Default and for so long as it is continuing, at any time with or without notice to the Company or any other Guarantor; and to permit the Investor and its employees and agents to make copies of and abstracts from such books and records and discuss its affairs, finances and accounts with any of its officers, directors, accountants and auditors;

(h)	subject to Section 7.9, provide the Investor with such further information, financial data, documentation and other assurances as the Investor may reasonably require from time to time;

(i)	pay all taxes imposed on it, or on its income or profits or its assets, when due and payable, except for any taxes assessed against the Company or its subsidiaries which they are in good faith contesting pursuant to a bona fide dispute process;

(j)	maintain a minimum cash balance or available liquidity of the lower of (i) the principal amount of the Note outstanding; and (ii) a demonstratable amount of cash or working capital to fund operations for up to 12 months; and

(k)	to the extent commercially reasonable in the circumstances, maintain insurance coverage with responsible insurers, in amounts and against risks normally insured by owners of similar businesses or assets in the same or in a reasonably similar jurisdiction.

4.2	Negative Covenants

The Company hereby covenants and agrees with the Investor that the Company will not, and shall ensure that each of the Guarantors shall not, in each case, without the prior written consent of the Investor:

(a)	guarantee, give financial assistance to, or render itself liable in any manner whatsoever, directly or indirectly, for any debt or obligation whatsoever, of any other Person, except for (i) guarantees in respect of Subordinated Debt, (ii) guarantees in respect of debt permitted by Section 4.5 provided by any direct or indirect subsidiary of the Company, or (iii) guarantees provided in support of an affiliate or subsidiary not exceeding $1,500,000;

(b)	grant or suffer to exist any Encumbrance in respect of any of its property, except any Encumbrance in respect of:

(i)	Subordinated Debt;

(ii)	debt permitted by Section 4.2(a) or Section 4.5 hereof;

(iii)	liens for taxes not due or the validity of which is being contested in good faith by appropriate legal proceedings;

(iv)	liens in respect of judgments or awards against the Company for an amount, collectively, not in excess of $1,500,000, with respect to which the Company is contesting in good faith by appropriate legal proceedings;

(v)	inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others, arising in respect of construction, maintenance, repair or operation of assets in the ordinary course of business of the Company, provided that such liens are with respect to obligations which are not due or delinquent, are not registered against title to any assets of the Company, and which liens are being contested in good faith by appropriate legal proceedings;

(vi)	liens given to a public utility or any Governmental Authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Company;

(vii)	servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Authorities pertaining to the use or development of any of the assets of the Company;

(viii)	liens in favour of the Investor;

(ix)	easements, rights-of-way or servitudes, restrictions and minor imperfections in title on real property;

(x)	purchase money security interests in respect of capital lease obligations and operating lease obligations for the Company, in the maximum aggregate amount of $3,000,000; and

(xi)	any other liens to which the Investor has consented to in writing;

(c)	enter into, amend or be a party to any agreement or transaction with, or make any payment to, any Person not acting at arm’s length (as defined in the Income Tax Act (Canada)) (other than its wholly-owned subsidiaries), other than as disclosed to the Investor, and on such terms that have not been amended as of the date hereof;

(d)	(i) declare or pay any cash dividend or incur any liability to make any other payment or distribution of cash, other property or other assets in respect of any class of its capital stock, warrants, options or other rights with respect to any shares or any class of its capital stock, other than a dividend or any such distribution by a Guarantor to the Investor or among the Guarantors; (ii) make any payment or distribution, or apply any of its funds, property or assets on account of the purchase, redemption, defeasance, sinking fund, retirement, or any other reduction of any class of its capital stock, warrants, options or other rights with respect to any shares of any class of its capital stock, other than any such payment or distribution among the Company and any direct or indirect subsidiary of the Company; (iii) during an Event of Default only, make any repayment, redemption, purchase or other disfeasance or discharge of any indebtedness owing to, or make any other payment to, any affiliate, other than an Obligor (including payments of principal, interest or otherwise on account of in reduction of inter-corporate debt), provided however, until such time that the principal amount of the Note is less than US$12.5 million and subject to the price of the Common Shares being greater than US$7.00, that all such repayment, redemption, purchase or other disfeasance or discharge of indebtedness shall be subject to an aggregate cap of $18.5 million, $8.5 million of which shall be used solely to satisfy the outstanding debt of Herbal Brands, Ltd.; or (iv) make any deposit for any of the foregoing purposes or other discharge of any indebtedness incurred by an affiliate;

(e)	directly or indirectly sell, lease, assign, transfer, covey or otherwise dispose of (whether in one or a series of transactions) its property and assets except for sales (i) of equipment, fixtures or materials that are worn-out or obsolete or have been replaced and are not required for the conduct by the Company or any of its subsidiaries of its business, (ii) of inventory made in the ordinary course and as part of the normal operation of its business, (iii) of property and assets (including any equity interests in any Person) in which the proceeds of such sale are paid to an Obligor and are not distributed to any Person other than to another Obligor, or (iv) otherwise made with the prior written consent of the Investor; or

(f)	amend its articles in any manner which is reasonably likely to result in a Material Adverse Change.

4.3	Reporting Covenants

The Company hereby covenants and agrees with the Investor that the Company will cause to be delivered to the Investor the following financial and other information:

(a)	quarterly, within 45 days after the end of each fiscal quarter of the Company, the unaudited financial statements of the Company, on a consolidated basis, in respect of the most recently completed fiscal quarter of the Company prepared in accordance with GAAP except that such financial statements shall not include any notes thereto and shall be subject to normal year-end adjustments, provided that the first such unaudited financial statements shall be in respect of the fiscal quarter ended September 30, 2021;

(b)	annually, within 90 days after the end of each fiscal year of the Company, the audited year-end financial statements of the Company in respect of such fiscal year, accompanied by management’s discussion and analysis; and

(c)	a compliance certificate from the Chief Executive Officer or Chief Financial Officer of the Company confirming compliance with each of the representations, warranties and covenants contained herein, concurrently with the delivery of the quarterly financial statements referred to in Section 4.3(a) above.

Notwithstanding anything herein to the contrary, for so long as the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and such reports are publicly available via the SEC’s EDGAR system, and such reports are timely filed (giving effect to any grace period provided by Rule 12b-25 under the 1934 Act), except where any such failure would not result in a Material Adverse Change, then the Company shall not be required to deliver to the Investor any of the financial reports set forth in Sections 4.3(a) and 4.3(b).

4.4	Rule 144A Information Requirement and Annual Reports

(a)	At any time the Company is not subject to Section 13 or 15(d) of the 1934 Act, and not exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act, the Company shall, so long as the Note or any Common Shares issuable upon conversion hereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, promptly provide to the Investor, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to facilitate the resale of the Note or such Common Shares pursuant to Rule 144A. The Company shall take such further action as the Investor may reasonably request to the extent from time to time required to enable the Investor to sell the Note or such Common Shares in accordance with Rule 144A.

(b)	The Company shall file with the Investor, within 30 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the 1934 Act), copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the 1934 Act. Any such document that the Company files with the SEC via the SEC’s EDGAR system (or any successor system) or SEDAR (or any successor system) shall be deemed to be filed with the Investor for purposes of this Section 4.4(b) at the time such documents are filed via the EDGAR or SEDAR system (or such respective successor), it being understood that the Investor shall not be responsible for determining whether such filings have been made.

(c)	Delivery of the reports, information and documents described in Section 4.4(b) to the Investor is for informational purposes only, and the information and the Investor’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

4.5	Negative Covenant Regarding Debt

The Company hereby covenants and agrees with the Investor that the Company will not, and shall ensure that each of its subsidiaries shall not, without the prior written consent of the Investor, create, incur or assume any debt, except for (i) Subordinated Debt, (ii) debt created, incurred or assumed by Herbal Brands, Inc., provided that (A) the proceeds of such debt are received in cash and (B) such debt does not, in the aggregate, exceed $8,500,000, and (iii) debt created, incurred or assumed by any one or more direct or indirect subsidiaries of the Company including, but not limited to, Ecomedics S.A.S. (operating as Clever Leaves), provided that (A) such debt does not (excluding the debt set forth in clause (ii) above), exceed $10,000,000 in the aggregate, at any time and (B) such debt is for general corporate purposes, acquisitions, asset purchases, capital expenditures and any refinancing of debt only.

Article 5
SECURITY/GUARANTEE

5.1	Security

(a)	This Note will be a direct secured obligation of the Company secured by a pledge over (i) the Company’s interests in and to Canada Opco., (ii) Canada Opco’s interest in and to 1255096 B.C. Ltd. and Clever Leaves US, Inc., (iii) 1255096 B.C. Ltd.’s interests in and to Northern Swan International, Inc. and (iv) Clever Leaves US, Inc.’s interests in and to NS US Holdings, Inc., in each case (x) to and in favour of the Investor as evidenced by those certain pledge agreements granted in favour of the Investor.

(b)	The Company agrees to cause each of the Guarantors to deliver a guarantee to the Investor in respect of the present and future obligations of the Company to the Investor, in form and scope satisfactory to the Investor, acting reasonably. In addition, in the event that the Company forms or acquires any direct or indirect wholly-owned subsidiary after the date hereof that (i) comprises at least 5% of the Company’s revenue or assets or (ii) in the aggregate, such subsidiaries collectively comprise at least 10% of the Company’s revenue or assets, the Company agrees to cause each such subsidiary to deliver a guarantee to the Investor in respect of the present and future obligations of the Company to the Investor, in form and scope satisfactory to the Investor, acting reasonably, within seventy-five (75) days after the end of the fiscal quarter of the Company in which such subsidiary was formed or acquired.

(c)	For greater certainty, “Security” includes all security agreements, guarantees and other documents mentioned in Sections 5.1(a) and 5.1(b), and all other documents and agreements delivered by the Company and the Guarantors or others to the Investor from time to time as security for the payment and performance of the obligations of the Company to the Investor, respectively, and the liens constituted by the foregoing. The Security shall be in form and substance satisfactory to the Investor. The Company shall also cause to be delivered to the Investor the opinions of the solicitors for each of the Note Parties (together with opinions from agents in other jurisdictions as applicable) with respect to corporate status of such Persons and their authorized and issued capital (if customary), the due authorization, execution, delivery and enforceability of the Security, and the registration of the Security; all such opinions to be in form and substance satisfactory to the Investor and its counsel, acting reasonably.

Article 6

CLOSING

6.1	Closing

The Offering will be completed by electronic exchange of executed documents on the date hereof (the “Closing”).

6.2	Closing Deliveries by the Company

At the Closing, the Company shall execute and deliver or cause to be executed and delivered to the Investor, in form and substance satisfactory to the Investor, acting reasonably:

(a)	a certificate dated the Issuance Date and signed by appropriate officers of the Company with respect to the constating documents of the Company, all resolutions of the board of directors of the Company relating to this Agreement and the Offering and the incumbency and specimen signatures of signing directors and officers of the Company;

(b)	the opinions referenced in Section 5.1(c);

(c)	the executed Transaction Documents, including the Note, issued in the name of the Investor; and

(d)	such further and other documents and assurances as may reasonably be required to be delivered by or on behalf of the Company to complete the Offering.

6.3	Closing Deliveries by the Investor

At the Closing, the Investor shall deliver or cause to be delivered to the Company:

(a)	payment in immediately available funds for the principal amount of the Note purchased by it;

(b)	the executed Transaction Documents to which it is a party; and

(c)	such further and other documents and assurances as may reasonably be required to be delivered by or on behalf of the Investor to complete the Offering.

Article 7

GENERAL PROVISIONS

7.1	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or sent by Email or sent by prepaid overnight courier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)	if to the Company:

c/o Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Kimberly Burns & David Kastin

E-mail: kimberly.burns@dentons.com & david.kastin@cleverleaves.com with a copy to:

Dentons Canada LLP

77 King Street West, Suite 400

Toronto-Dominion Centre

Toronto, ON M5K 0A1

Attention: Eric Foster

E-mail: eric.foster@dentons.com

(b)	if to the Investor:

1900, 333 7th Avenue S.W.

Calgary, AB T2P 2Z1

Attention: Aaron Bunting

E-mail: legal@safgroup.ca

with a copy to:

Stikeman Elliott LLP

4300 Bankers Hall West

888 – 3rd Street S.W.

Calgary, Alberta T2P 5C5

Attention: Leland Corbett

E-mail: lcorbett@stikeman.com

7.2	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Parties hereby attorn to the non-exclusive jurisdiction of the Courts of the Province of Alberta.

7.3	Entire Agreement

This Agreement:

(a)	constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the any of the Investor and the Company and their respective Affiliates with respect to the subject matter hereof; and

(b)	shall be binding on and enure to the benefit of the Parties and their respective successors and permitted assigns.

7.4	Assignment

This Agreement shall be binding upon and enure to the benefit of the Parties and their successors and permitted assigns, provided that (a) neither this Agreement, nor the benefit hereof, may be assigned by the Company without the prior written consent of the Investor, which consent may be withheld in the sole and absolute discretion of the Investor, and (b) neither this Agreement, nor the benefit hereof, may be assigned by the Investor without the prior written consent of the Company, which consent may be withheld in the sole and absolute discretion of the Company. Notwithstanding the foregoing, the Investor may assign this Agreement and the benefits hereof to one or more of its Affiliates without the prior written consent of the Company.

7.5	Expenses

All reasonable fees, costs and expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby (including for certainty all reasonable and documented legal fees) will be paid by the Company, provided that such fees, costs and expenses shall not exceed $120,000.

7.6	Severability; Maximum Payment Amounts

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its subsidiaries (as the case may be), or payable to or received by the Investor, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under Applicable Law) exceed amounts permitted under any Applicable Law. Accordingly, if any obligation to pay, payment made to the Investor, or collection by the Investor pursuant the Transaction Documents is finally judicially determined to be contrary to any such Applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Investor, the Company and its subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Investor, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Investor under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Investor under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of Applicable Law, such amounts shall be pro-rated over the period of time to which they relate.

7.7	Further Assurances

Each Party will perform all acts, execute and deliver all documents and give all assurances reasonably necessary to give effect to this Agreement.

7.8	Time

Time is of the essence hereof.

7.9	Confidential Information

The Investor hereby acknowledges and agrees that the results of any inspections, examinations or discussions conducted by the Investor in accordance with Section 4.1(d) and Section 4.1(g) and the information, financial data, documentation and other assurances obtained in accordance with Section 4.1(h) (collectively, the “Confidential Information”) may be considered material non-public information and the Investor hereby acknowledges and agrees that it will treat such Confidential Information confidential and is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  The Investor further understands that the information it receives may constitute material non-public information.  The Investor hereby agrees to indemnify and hold harmless the Company and its affiliates from any violation by the Investor or its Affiliates of the United States securities laws.

7.10	Counterpart Execution

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one agreement. Each Party shall be entitled to rely on delivery of an executed facsimile or a scanned copy by electronic mail (i.e., “pdf” or “tif”) of this Agreement, and that facsimile or electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank.]

EXECUTION VERSION

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized officers as of the date first above written.

CLEVER LEAVES HOLDINGS INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer
Per:
Name:
Title:

CATALINA LP, by its general partner, CATALINA GP INC

Per:	/s/ Aaron Bunting
	Name:	Aaron Bunting
	Title:	Chief Financial Officer

Schedule A

FORM OF NOTE

A-1

Exhibit 10.2

EXECUTION VERSION

GUARANTEE

made by
Clever Leaves US, Inc., Clever Leaver International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern

Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc.

in favour of
Catalina LP

dated as of July 19, 2021

This GUARANTEE (this “Guarantee”), dated as of July 19, 2021, is made by each of Clever Leaves International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc. (such Persons collectively, the “Guarantors” and, individually, each a “Guarantor”) in favour of and for the benefit of Catalina LP (the “Holder”).

RECITALS

WHEREAS, Clever Leaves Holdings Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Issuer”), has, as issuer, issued that certain secured convertible note in favour of the Holder dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”);

AND WHEREAS, in accordance with the terms of the Note, the Guarantors shall have executed and delivered this Guarantee in favour of the Holder.

NOW THEREFORE, in consideration of the Holder agreeing to advance certain credit in favour of the Issuer under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

For purposes of this Guarantee, capitalized terms used herein without definition shall have the meanings ascribed to them in the Note, and the following terms shall have the following meanings:

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantors” are defined in the Preamble hereof.

“Holder” is defined in the Preamble hereof.

“Note Purchase Agreement” means the note purchase agreement dated as of the date hereof between the Issuer and the Holder (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time).

“Obligors” means each of the Issuer and the Guarantors and each of their respective successors and permitted assigns and “Obligor” means any of them.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

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“Transaction Documents” means this Guarantee, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by any of the Obligors in connection with the transaction contemplated hereby or thereby.

ARTICLE 2
AGREEMENT TO GUARANTEE OBLIGATIONS

2.1	Guarantee

Each Guarantor, hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)	the due and prompt payment by the Issuer of:

(i)	all present and future indebtedness and liabilities of the Issuer to the Holder under or in connection with the Note and the other Transaction Documents including, without limitation, all principal and interest thereon at the rate specified in the Note (both before and after an event of default) together with all fees, charges and expenses, in each case, when and as due, whether at scheduled maturity, on the date set for prepayment, by acceleration or otherwise, and

(ii)	all other monetary obligations of the Issuer to the Holder under the Note and the other Transaction Documents, as and when due, including reasonable fees, costs, expenses (including, without limitation, reasonable and documented fees and expenses of counsel incurred by the Holder in enforcing any rights under this Guarantee or any other Transaction Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and

(b)	the due and prompt performance of all covenants, agreements, obligations and liabilities of the Issuer under or in respect of the Transaction Documents;

all such obligations in subsections (a) and (b) above, whether now or hereafter existing, being referred to collectively as the “Guaranteed Obligations”. Each Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder.

2.2	Demand

Liability of a Guarantor to make payment under this Guarantee shall arise immediately upon delivery by the Holder to such Guarantor of a written demand for payment.

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2.3	Interest

Each Guarantor’s liability, whether as a guarantor, indemnitor, or primary obligor, bears interest from the date that the Holder makes demand, both before and after default or judgment, and until actual payment in full, at the rate specified in the Note applicable to the Guaranteed Obligations, calculated and payable in accordance with the Note. For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Guarantee will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

2.4	Reinstatement

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is voided, rescinded or must otherwise be returned by the Holder or any other person upon the insolvency, bankruptcy or reorganization of the Issuer or any other Obligor or otherwise.

ARTICLE 3
GUARANTEE ABSOLUTE AND UNCONDITIONAL; WAIVERS

3.1	Guarantee Absolute and Unconditional; No Waiver of Obligations

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note and the other Transaction Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any other Obligor under any Transaction Document. A separate action may be brought against each Guarantor to enforce this Guarantee, whether or not any action is brought against the Issuer or any other Obligor or whether or not the Issuer or any other Obligor is joined in any such action. The Holder shall not be required to seek recourse against the Issuer or any other party or realize upon any security they may hold before being entitled to payment by each Guarantor under this Guarantee. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defences to enforcement or liability hereunder it may have (now or in the future) by reason of:

(a)	any illegality, invalidity or unenforceability of any Guaranteed Obligation, any Transaction Document or any related agreement, security or instrument for any reason whatsoever;

(b)	any change in, or variation of, the Guaranteed Obligations or any other obligation of any Obligor under any Transaction Document including, without limitation, any increase in the Guaranteed Obligations, any change in the interest or fees payable, any renewal, extension, amendment, rescission, waiver, release, discharge, indulgence, compromise, arrangement or other variation in connection with the Guaranteed Obligations, any Transaction Document or any other agreement;

(c)	any taking, exchange, substitution, variation, release, impairment, subordination or non-perfection of any security or collateral for the Guaranteed Obligations, or any taking, release, impairment, amendment, waiver or other modification of any guarantee of the Guaranteed Obligations;

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(d)	any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)	any loss or diminution in value of the security or collateral held for the Guaranteed Obligations, whether such loss or diminution arises from any act or omission of the Holder;

(f)	any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(g)	any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor or any of its subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting restructuring, compromise, release or discharge of any Guaranteed Obligations;

(h)	any failure of the Holder to disclose to any Guarantor or any other Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any other Obligor or any other information now or hereafter known to the Holder;

(i)	the failure of any other person to execute or deliver this Guarantee, or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

(j)	the failure of the Holder to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(k)	any defence, set-off or counterclaim (other than a defence of payment or performance) that may at any time be available to, or be asserted by, the Issuer against the Holder; or

(l)	any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations or any existence of or reliance on any representation by the Holder that might vary the risk of any Guarantor or otherwise operate as a defence available to, or a legal or equitable discharge of, the Issuer, any Obligor or any other guarantor or surety.

3.2	Acknowledgements

(a)	Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature, shall guarantee any ultimate balance owing to the Holder, and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations.

(b)	This Guarantee is a guarantee of payment and performance and not of collection. The Holder shall not be obligated to enforce or exhaust its remedies against the Issuer or under the Note or other Transaction Documents before proceeding to enforce this Guarantee. The liability of each Guarantor to make payment under this Guarantee shall arise immediately upon delivery to it of a written demand for payment hereunder.

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(c)	This Guarantee is a direct guarantee and independent of the obligations of the Issuer to the Holder. The Holder may resort to the Guarantors for payment and performance of the Guaranteed Obligations whether or not the Holder shall have resorted to any collateral therefor or shall have proceeded against the Issuer or any other guarantors with respect to the Guaranteed Obligations. The Holder may, at its option, proceed against the Guarantors and the Issuer, jointly and severally, or against one or more Guarantors without having obtained a judgment against the Issuer.

(d)	Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonour and any other notice with respect to any of the Guaranteed Obligations, the Note, the other Transaction Documents and this Guarantee and any requirement that the Holder protect, secure, perfect or insure any security interest, lien or other encumbrance or any property subject thereto.

(e)	This Guarantee shall continue to apply to all Guaranteed Obligations owing to the Holder by any amalgamated corporation resulting from the Issuer amalgamating with one or more other corporations.

ARTICLE 4
POSTPONEMENT OF RIGHTS; SUBORDINATION AND ASSIGNMENT

4.1	Postponement of Rights; Subordination and Assignment

(a)	Postponement of Rights. Until such time as the Guaranteed Obligations have been paid in full, each Guarantor agrees that it shall not (i) exercise any right of set-off or assert any counterclaim against the Issuer with respect to any indebtedness or liability of the Issuer to such Guarantor; (ii) exercise any of its rights of subrogation to the Holder’s position with respect to any payments it has made hereunder; (iii) assert or enforce any claim to indemnification or reimbursement against the Issuer or any other guarantor; or (iv) assert any right of contribution against any other guarantor.

(b)	Subordination. Any indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of any such indebtedness of the Issuer, such amount shall be held in trust for the benefit of the Holder, segregated from other funds of such Guarantor, and promptly paid or delivered to the Holder in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Transaction Documents or to be held as collateral for any Guaranteed Obligations.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1	Representations and Warranties

Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Transaction Documents are true and correct. Each Guarantor further represents and warrants that:

(a)	There are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.

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(b)	It has full corporate power and authority to enter into the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Its execution and delivery of the Transaction Documents to which it is party and performance of its obligations hereunder have been duly authorized by all requisite corporate action on the part of such Guarantor. Each of the Transaction Documents to which it is a party have been duly executed and delivered by such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

(c)	It has, independently and without reliance upon the Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee and any other Transaction Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer and each other Obligor.

(d)	Each representation and warranty made by the Issuer under Section 3.2 of the Note Purchase Agreement, to the extent it pertains to such Guarantor or the Transaction Documents to which such Guarantor is a party, is true, accurate and complete in all respects.

5.2	Covenants

Each Guarantor covenants and agrees that it will perform and observe, and cause each of its subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents that are required to be, or that the Issuer has agreed to cause to be, performed or observed by such Guarantor or subsidiary.

ARTICLE 6
MISCELLANEOUS

6.1	Payment

Any and all payments made by any Guarantor under or in respect of this Guarantee shall be made to the Holder.

6.2	Taxes

Any and all payments by any Guarantor under or in respect of this Guarantee shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Guarantor is required by applicable law (as determined in the good faith discretion of the applicable Guarantor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by such Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) such Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) such Guarantor shall, promptly after any such payment, deliver to the Holder the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

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6.3	Right of Set-Off

If an Event of Default shall have occurred and be continuing, the Holder and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Guarantor or any other Obligor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Holder or any such affiliate to or for the credit or the account of any Guarantor or any other Obligor against any and all of the obligations of such Guarantor or such Obligor now or hereafter existing under this Guarantee or any other Transaction Document to the Holder or its affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Holder or affiliate shall have made any demand under this Guarantee or any other Transaction Document and although such obligations of such Guarantor or such other Obligor are owed to an office or representative of the Holder different from the office or affiliate holding such deposit or obligated on such indebtedness. The rights of the Holder and each of its affiliates under this section are in addition to other rights and remedies (including other rights of set-off) that the Holder or such affiliate may have. The Holder agrees to notify such Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

6.4	Amendments in Writing

No term or provision of this Guarantee may be waived, amended, supplemented or otherwise modified except by an agreement in writing signed by each Guarantor and the Holder.

6.5	Indemnity

(a)	Each Guarantor hereby agrees to indemnify and hold harmless the Holder and each of its affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including reasonable and documented fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees, expenses and time charges for legal counsel who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or any other Obligor) arising out of, in connection with or resulting from this Guarantee or any other Transaction Document, including, without limitation, enforcement of this Guarantee, or any failure of any of the Guaranteed Obligations to be the legal, valid, and binding obligations of any Guarantor enforceable against such Guarantor in accordance with their terms, whether brought by a third party or by such Guarantor or any other Obligor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Guarantor or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

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(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, each Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guarantee, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guarantee or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	All amounts due under this section shall be payable within 5 Business Days of demand by the Holder.

(d)	Without prejudice to the survival of any other agreement of any Guarantor under this Guarantee or any other Transaction Documents, the agreements and obligations of each Guarantor contained in Section 2.1 (with respect to reasonable and documented fees only), Section 2.3, Section 2.4 and this section shall survive termination of the Transaction Documents and payment in full of the Obligations and all other amounts payable under this Guarantee.

6.6	Notices

(a)	Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by email as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by registered mail, delivered by hand or overnight courier service, or sent by electronic mail as follows:

(i)	To any Guarantor:

c/o Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Kimberly Burns & David Kastin
E-mail:	kimberly.burns@dentons.com &

david.kastin@cleverleaves.com

with a copy to:

Dentons Canada LLP

77 King Street West, Suite 400
Toronto-Dominion Centre

Toronto, ON M5K 0A1

Attention:	Eric Foster
E-mail:	eric.foster@dentons.com

(ii)	To the Holder:

Catalina LP
1900, 333 7 Avenue SW
Calgary, AB T2P 2Z1

Attention:	Aaron Bunting
Email:	legal@safgroup.ca

Notices mailed by registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by electronic mail during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).

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(b)	Electronic Communications. Notices and other communications to the Holder hereunder may be sent by electronic communication (including email) in accordance with procedures approved by the Holder. The Holder or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Holder specifies otherwise, (i) notices and other communications sent by email shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(c)	Change of Address, Etc. Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto.

6.7	Continuing Guarantee

This Guarantee is a continuing guarantee and shall remain in full force and effect until the full and final payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee.

6.8	Successors and Assigns; Assignments Under the Note

(a)	Successors and Assigns. This Guarantee shall be binding on each Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Holder and its respective successors and assigns.

(b)	Assignment. The Holder may assign or otherwise transfer all or any portion of its rights and obligations under this Guarantee and any security relating to the Note to any other Person without the consent of the Guarantors, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Holder herein or otherwise; provided, however, that this Guarantee may not be assigned, transferred or sold in whole or in part to a cannabis company competitor with operations in Latin America or Europe without the Issuer's prior written consent. The Guarantors shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Holder.

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6.9	Severability

If any term or provision of this Guarantee is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.10	Counterparts

This Guarantee and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all taken together shall constitute a single contract. This Guarantee and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Holder, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guarantee.

6.11	Limitation Period

The Guarantors agree that this Guarantee shall, for the purposes of the Limitation Act, RSA 2000, c L-12, constitute a “business agreement” as defined in section 22 of that Act. To the maximum extent permitted by law, each Guarantor hereby agrees that the Holder may bring an action under this Guarantee notwithstanding any limitation period applicable to such claim, and that any limitation periods applicable to this Guarantee are hereby explicitly excluded. If the exclusion of limitation periods is not permitted under applicable law, then the applicable limitation periods are hereby extended to the maximum extent permitted by law.

6.12	Language

The parties have required that this Guarantee and all documents and notices resulting from it be drawn up in English. Les parties aux présents ont exigés que la présente convention ainsi que tous les documents et avis qui s’y rattachent ou qui en découleront soit rédigés en la langue anglaise.

6.13	Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Guarantee or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Holder receiving less than the amount payable to them, the Guarantors shall pay the Holder any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Guarantors on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this section will be due as a separate debt, gives rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Guarantee or the Note or any other Transaction Document.

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6.14	Governing Law; Jurisdiction; Etc.

(a)	Governing Law. This Guarantee and any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(b)	Submission to Jurisdiction. Any action or proceeding arising out of or based upon this Guarantee may be brought in the courts of the Province of Alberta, and each party irrevocably submits and agrees to attorn to the exclusive jurisdiction of such courts in any such action or proceeding. The parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in such courts and irrevocably waive and agree not to plead in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Transaction Document shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Guarantee or any other Transaction Document against any Guarantor or any other Obligor or its properties in the courts of any jurisdiction.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantors:

CLEVER LEAVES US, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	President and Secretary

CLEVER LEAVES INTERNATIONAL INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

1255096 B.C. Ltd.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

NS US HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

HERBAL BRANDS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN INTERNATIONAL, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN MANAGEMENT, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN DEUTSCHLAND HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

NORTHERN SWAN PORTUGAL HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Authorized Signatory

Northern Swan - Guarantee

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Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

made by

CLEVER LEAVES HOLDINGS INC.

in favour of

CATALINA LP

dated as of

July 19, 2021

This PLEDGE AGREEMENT, dated as of July 19, 2021 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by Clever Leaves Holdings Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Pledgor”), in favour of Catalina LP (the “Secured Party”).

WHEREAS, the Pledgor, as issuer, has issued that certain secured convertible note in favour of the Secured Party dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”) pursuant to that certain note purchase agreement dated on or about the date hereof between the Pledgor and the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, in accordance with the terms of the Note Purchase Agreement, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Party under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Secured Party agreeing to advance certain credit in favour of the Pledgor under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Secured Party, as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a)	Unless otherwise defined herein or in the Note, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Note and the following terms shall have the following meanings:

“Collateral” is defined in Section 2.1.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Note.

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Issuer” means Clever Leaves International Inc. and its successors.

“Note” is defined in the Preamble to this Agreement.

“Note Purchase Agreement” is defined in the Preamble to this Agreement.

“Person” has the meaning given to such term in the Note.

“Pledged Securities” means all of the issued and outstanding Equity Interests of the Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of the Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the Preamble to this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or in relation to any other Transaction Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in Section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.1.

“Secured Party” is defined in the Preamble to this Agreement.

“STA” means the Securities Transfer Act, RSA 2006, c S-4.5, as amended from time to time and any legislation substituted therefor and any amendments thereto.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Agreement, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by Pledgor or any of the Guarantors in connection with the transaction contemplated hereby or thereby.

Section 1.2 Interpretation

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2
PLEDGE

Section 2.1 Pledge

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, pledges, hypothecates, mortgages, sets over and charges to the Secured Party, and hereby grants a continuing security interest in favour of the Secured Party, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of the Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of the Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of the Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.1(a) or Section 2.1(b) upon any consolidation, amalgamation or merger of the Issuer; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

Article 3
SECURED OBLIGATIONS

Section 3.1 Secured Obligations

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Party from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety under, in connection with or with respect to the Note, this Agreement and the other Transaction Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Note, this Agreement, and the other Transaction Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Party in connection with or arising pursuant to the Note, this Agreement and the other Transaction Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.1 being herein collectively called the “Secured Obligations”).

Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties

The Pledgor represents and warrants to and in favour of the Secured Party as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of the Issuer set forth in Schedule 1 represents 100% of the issued and outstanding Equity Interests of the Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any pre-emptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(e)	Collateral Not Publicly Traded. None of the Collateral have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered or arranged to deliver to the Secured Party. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered or arranged to be delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.2 Survival of Representations and Warranties

The representations and warranties of the Pledgor contained in this Agreement will survive the execution of this Agreement. Each representation and warranty of the Pledgor will be deemed to repeat on the first day of each fiscal quarter of the Pledgor preceding the Maturity Date.

Article 5
COVENANTS

Section 5.1 Covenants of the Pledgor

The Pledgor covenants and agrees in favour of the Secured Party as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or as expressly permitted by the terms of the Note Purchase Agreement.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Secured Party and from time to time on its acquisition of any additional Collateral or upon request of the Secured Party, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Secured Party with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Secured Party and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Secured Party, cause all of the Pledged Securities to be transferred to the Secured Party, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Secured Party, or the name of its nominee and delivered to the Secured Party and enter the transfer of the Pledged Securities by the Pledgor to the Secured Party, or its nominee, in the stock or share records of the Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

Article 6
DIVIDENDS, VOTING RIGHTS AND ULC INTERESTS

Section 6.1 Voting Rights

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Transaction Documents.

Section 6.2 Dividends

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.3 Distributions Held in Trust

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 or Section 8.1(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 6.4 ULC Interests

(a)	In this Section 6.5, the following terms shall be defined as follows:

(i)	“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company;

(ii)	“ULC Shares” means shares or other Equity Interests in a ULC; and

(iii)	“ULC Legislation”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

(b)	The Pledgor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Secured Party and the Pledgor that the Secured Party shall not under any circumstances prior to realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation.

(c)	Notwithstanding anything to the contrary in this Agreement, the other Transaction Documents or any other document delivered in connection therewith, where the Pledgor is the registered owner of ULC Shares which are Collateral, the Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Secured Party, or any other Person on the books and records of the applicable ULC. The Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of pledged certificated securities, which shall be delivered to the Secured Party to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Pledgor would if such ULC Shares were not pledged to the Secured Party pursuant hereto.

(d)	Nothing in this Agreement, the other Transaction Documents or any other document delivered in connection therewith is intended to or shall make the Secured Party, or any other Person other than the Pledgor, a member or shareholder of a ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Pledgor and further steps are taken pursuant hereto to register the Secured Party, or such other Person specified in such notice, as the holder of the ULC Shares. To the extent any provision of this Agreement would have the effect of constituting the Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from this Agreement and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares.

(e)	Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgor shall not cause or permit, or enable a ULC to cause or permit, the Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

Article 7
POWER OF ATTORNEY

Section 7.1 Power of Attorney

The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or employee of the Secured Party as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8
REMEDIES UPON DEFAULT

Section 8.1 Remedies

(a)	If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the PPSA or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise of any rights hereunder by it. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither of the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.1, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.2, shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Secured Party or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Secured Party was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the Issuer, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Secured Party was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of the Issuer or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and the Secured Party shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs the Issuer and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Secured Party in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (y) at the direction of the Secured Party, the Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Secured Party. The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Secured Party all such instruments as the Secured Party may request in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Secured Party, any legal counsel or other party employed by the Secured Party to collect such deficiency.

(d)	If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.1, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.2 Reasonable Care

The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.3 Expenses and Indemnity

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and each officer, director, employee, contractor and advisor of the Secured Party (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the reasonable and documented fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Party to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Secured Party for all reasonable and documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which the Pledgor is a party, including the reasonable and documented fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d)	All amounts due under this Section 8.3 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the applicable rate per annum payable on the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.3 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Party.

Article 9
miscellaneous

Section 9.1 Secured Party May Perform

If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

Section 9.2 Interest Act (Canada)

For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 9.3 Taxes

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Secured Party the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 9.4 Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Party receiving less than the amount payable to them, the Pledgor shall pay the Secured Party any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this Section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Note or any other Transaction Document.

Section 9.5 No Waiver and Cumulative Remedies

The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.6 Amendments

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.7 Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note Purchase Agreement.

Section 9.8 Continuing Security Interest; Successors and Assigns

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any Transaction Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the Note, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

Section 9.9 Attachment of Security Interest

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 9.10 Termination; Release

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Party have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 9.11 Severability

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.12 Governing Law; Jurisdiction

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 9.13 Counterparts; Electronic Delivery

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14 Copy of Verification Statement

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the PPSA or under any similar or corresponding legislation in any other jurisdiction.

Section 9.15 Copy of Agreement

The Pledgor acknowledges receipt of a fully executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

CLEVER LEAVES HOLDINGS INC., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Acknowledged and agreed as of the date first above written.

CLEAVER LEAVES INTERNATIONAL INC., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Clever Lease Holdings Inc. – Pledge Agreement

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities
CLEAVER LEAVES INTERNATIONAL INC.	Class A Voting Common	17AC	929,518
CLEAVER LEAVES INTERNATIONAL INC.	Class A Voting Common	18AC	43,467,134
CLEAVER LEAVES INTERNATIONAL INC.	Class A Voting Common	19AC	32,926,012

1-1

Exhibit 10.4

EXECUTION VERSION

PLEDGE AGREEMENT

made by

CLEVER LEAVES INTERNATIONAL INC.

in favour of

CATALINA LP

dated as of

July 19, 2021

This PLEDGE AGREEMENT, dated as of July 19, 2021 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by Clever Leaves International Inc., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Pledgor”), in favour of Catalina LP (the “Secured Party”).

WHEREAS, Clever Leaves Holdings Inc., as issuer (the “Borrower”), has issued that certain secured convertible note in favour of the Secured Party dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”) pursuant to that certain note purchase agreement dated on or about the date hereof between the Borrower and the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

AND WHEREAS, the Pledgor has guaranteed the obligations of the Borrower to the Secured Party pursuant to that certain guarantee dated on or about the date hereof made by, inter alios, the Pledgor in favour of the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guarantee”);

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, in accordance with the terms of the Note Purchase Agreement, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Party under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Secured Party agreeing to advance certain credit in favour of the Borrower under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Secured Party, as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a)	Unless otherwise defined herein or in the Note, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Note and the following terms shall have the following meanings:

“Borrower” is defined in the Preamble to this Agreement.

“Collateral” is defined in Section 2.1.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Note.

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guarantee” is defined in the Preamble to this Agreement.

“Issuers” means each of 1255096 B.C. Ltd. and Clever Leaves US, Inc. and each of their respective successors, and “Issuer” has a corresponding meaning.

“Note” is defined in the Preamble to this Agreement.

“Note Purchase Agreement” is defined in the Preamble to this Agreement.

“Person” has the meaning given to such term in the Note.

“Pledged Securities” means all of the issued and outstanding Equity Interests of each Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of each Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the Preamble to this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or in relation to any other Transaction Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in Section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.1.

“Secured Party” is defined in the Preamble to this Agreement.

“STA” means the Securities Transfer Act, RSA 2006, c S-4.5, as amended from time to time and any legislation substituted therefor and any amendments thereto.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Agreement, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by Pledgor or any of the Guarantors in connection with the transaction contemplated hereby or thereby.

Section 1.2 Interpretation

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2
PLEDGE

Section 2.1 Pledge

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, pledges, hypothecates, mortgages, sets over and charges to the Secured Party, and hereby grants a continuing security interest in favour of the Secured Party, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of any Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of such Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of such Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.1(a) or Section 2.1(b) upon any consolidation, amalgamation or merger of any Issuer; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

Article 3
SECURED OBLIGATIONS

Section 3.1 Secured Obligations

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Party from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety under, in connection with or with respect to the Guarantee, the Note, this Agreement and the other Transaction Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Guarantee, the Note, this Agreement and the other Transaction Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Party in connection with or arising pursuant to the Guarantee, the Note, this Agreement and the other Transaction Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.1 being herein collectively called the “Secured Obligations”).

Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties

The Pledgor represents and warrants to and in favour of the Secured Party as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of each Issuer set forth in Schedule 1 represents 100% of the issued and outstanding Equity Interests of such Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any pre-emptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(e)	Collateral Not Publicly Traded. None of the Collateral have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered or arranged to deliver to the Secured Party. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered or arranged to be delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.2 Survival of Representations and Warranties

The representations and warranties of the Pledgor contained in this Agreement will survive the execution of this Agreement. Each representation and warranty of the Pledgor will be deemed to repeat on the first day of each fiscal quarter of the Pledgor preceding the Maturity Date.

Article 5
COVENANTS

Section 5.1 Covenants of the Pledgor

The Pledgor covenants and agrees in favour of the Secured Party as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or as expressly permitted by the terms of the Note Purchase Agreement.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Secured Party and from time to time on its acquisition of any additional Collateral or upon request of the Secured Party, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Secured Party with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Secured Party and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Secured Party, cause all of the Pledged Securities to be transferred to the Secured Party, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Secured Party, or the name of its nominee and delivered to the Secured Party and enter the transfer of the Pledged Securities by the Pledgor to the Secured Party, or its nominee, in the stock or share records of the applicable Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

Article 6
DIVIDENDS, VOTING RIGHTS AND ULC INTERESTS

Section 6.1 Voting Rights

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Transaction Documents.

Section 6.2 Dividends

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.3 Distributions Held in Trust

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 or Section 8.1(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 6.4 ULC Interests

(a)	In this Section 6.5, the following terms shall be defined as follows:

(i)	“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company;

(ii)	“ULC Shares” means shares or other Equity Interests in a ULC; and

(iii)	“ULC Legislation”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

(b)	The Pledgor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Secured Party and the Pledgor that the Secured Party shall not under any circumstances prior to realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation.

(c)	Notwithstanding anything to the contrary in this Agreement, the other Transaction Documents or any other document delivered in connection therewith, where the Pledgor is the registered owner of ULC Shares which are Collateral, the Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Secured Party, or any other Person on the books and records of the applicable ULC. The Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of pledged certificated securities, which shall be delivered to the Secured Party to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Pledgor would if such ULC Shares were not pledged to the Secured Party pursuant hereto.

(d)	Nothing in this Agreement, the other Transaction Documents or any other document delivered in connection therewith is intended to or shall make the Secured Party, or any other Person other than the Pledgor, a member or shareholder of a ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Pledgor and further steps are taken pursuant hereto to register the Secured Party, or such other Person specified in such notice, as the holder of the ULC Shares. To the extent any provision of this Agreement would have the effect of constituting the Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from this Agreement and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares.

(e)	Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgor shall not cause or permit, or enable a ULC to cause or permit, the Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

Article 7
POWER OF ATTORNEY

Section 7.1 Power of Attorney

The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or employee of the Secured Party as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8
REMEDIES UPON DEFAULT

Section 8.1 Remedies

(a)	If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the PPSA or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise of any rights hereunder by it. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither of the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.1, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.2, shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Secured Party or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Secured Party was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the relevant Issuers, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Secured Party was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and the Secured Party shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs each Issuer and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Secured Party in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying, and (y) at the direction of the Secured Party, such Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Secured Party. The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Secured Party all such instruments as the Secured Party may request in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Secured Party, any legal counsel or other party employed by the Secured Party to collect such deficiency.

(d)	If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.1, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.2 Reasonable Care

The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.3 Expenses and Indemnity

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and each officer, director, employee, contractor and advisor of the Secured Party (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the reasonable and documented fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Party to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Secured Party for all reasonable and documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which the Pledgor is a party, including the reasonable and documented fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d)	All amounts due under this Section 8.3 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the applicable rate per annum payable on the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.3 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Party.

Article 9
miscellaneous

Section 9.1 Secured Party May Perform

If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

Section 9.2 Interest Act (Canada)

For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 9.3 Taxes

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Secured Party the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 9.4 Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Party receiving less than the amount payable to them, the Pledgor shall pay the Secured Party any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this Section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Note or any other Transaction Document.

Section 9.5 No Waiver and Cumulative Remedies

The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.6 Amendments

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.7 Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Guarantee.

Section 9.8 Continuing Security Interest; Successors and Assigns

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any Transaction Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the Guarantee, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

Section 9.9 Attachment of Security Interest

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 9.10 Termination; Release

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Party have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 9.11 Severability

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.12 Governing Law; Jurisdiction

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 9.13 Counterparts; Electronic Delivery

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14 Copy of Verification Statement

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the PPSA or under any similar or corresponding legislation in any other jurisdiction.

Section 9.15 Copy of Agreement

The Pledgor acknowledges receipt of a fully executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

CLEVER LEAVES INTERNATIONAL INC., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Acknowledged and agreed as of the date first above written.

1255096 B.C. LTD., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

CLEVER LEAVES US, INC., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	President and Secretary

Clever Leaves International Inc. – Pledge Agreement

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities
1255096 B.C. Ltd.	Common Share	1	1
1255096 B.C. Ltd.	Common Shares	2	99
Clever Leaves US, Inc.	Common Stock	1	101

1-1

Exhibit 10.5

EXECUTION VERSION

PLEDGE AGREEMENT

made by

1255096 B.C. LTD.

in favour of

CATALINA LP

dated as of

July 19, 2021

This PLEDGE AGREEMENT, dated as of July 19, 2021 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by 1255096 B.C. Ltd., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Pledgor”), in favour of Catalina LP (the “Secured Party”).

WHEREAS, Clever Leaves Holdings Inc., as issuer (the “Borrower”), has issued that certain secured convertible note in favour of the Secured Party dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”) pursuant to that certain note purchase agreement dated on or about the date hereof between the Borrower and the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

AND WHEREAS, the Pledgor has guaranteed the obligations of the Borrower to the Secured Party pursuant to that certain guarantee dated on or about the date hereof made by, inter alios, the Pledgor in favour of the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guarantee”);

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, in accordance with the terms of the Note Purchase Agreement, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Party under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Secured Party agreeing to advance certain credit in favour of the Borrower under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Secured Party, as follows:

Article 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a)	Unless otherwise defined herein or in the Note, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Note and the following terms shall have the following meanings:

“Borrower” is defined in the Preamble to this Agreement.

“Collateral” is defined in Section 2.1.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Note.

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guarantee” is defined in the Preamble to this Agreement.

“Issuer” means Northern Swan International, Inc. and its successors.

“Note” is defined in the Preamble to this Agreement.

“Note Purchase Agreement” is defined in the Preamble to this Agreement.

“Person” has the meaning given to such term in the Note.

“Pledged Securities” means all of the issued and outstanding Equity Interests of the Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of the Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the Preamble to this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or in relation to any other Transaction Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in Section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.1.

“Secured Party” is defined in the Preamble to this Agreement.

“STA” means the Securities Transfer Act, RSA 2006, c S-4.5, as amended from time to time and any legislation substituted therefor and any amendments thereto.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Agreement, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by Pledgor or any of the Guarantors in connection with the transaction contemplated hereby or thereby.

Section 1.2 Interpretation

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2

PLEDGE

Section 2.1 Pledge

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, pledges, hypothecates, mortgages, sets over and charges to the Secured Party, and hereby grants a continuing security interest in favour of the Secured Party, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of the Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of the Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of the Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.1(a) or Section 2.1(b) upon any consolidation, amalgamation or merger of the Issuer; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

Article 3

SECURED OBLIGATIONS

Section 3.1 Secured Obligations

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Party from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety under, in connection with or with respect to the Guarantee, the Note, this Agreement and the other Transaction Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Guarantee, the Note, this Agreement and the other Transaction Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Party in connection with or arising pursuant to the Guarantee, the Note, this Agreement and the other Transaction Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.1 being herein collectively called the “Secured Obligations”).

Article 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties

The Pledgor represents and warrants to and in favour of the Secured Party as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of the Issuer set forth in Schedule 1 represents 100% of the issued and outstanding Equity Interests of the Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any pre-emptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(e)	Collateral Not Publicly Traded. None of the Collateral have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered or arranged to deliver to the Secured Party. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered or arranged to be delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.2 Survival of Representations and Warranties

The representations and warranties of the Pledgor contained in this Agreement will survive the execution of this Agreement. Each representation and warranty of the Pledgor will be deemed to repeat on the first day of each fiscal quarter of the Pledgor preceding the Maturity Date.

Article 5

COVENANTS

Section 5.1 Covenants of the Pledgor

The Pledgor covenants and agrees in favour of the Secured Party as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or as expressly permitted by the terms of the Note Purchase Agreement.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Secured Party and from time to time on its acquisition of any additional Collateral or upon request of the Secured Party, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Secured Party with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Secured Party and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Secured Party, cause all of the Pledged Securities to be transferred to the Secured Party, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Secured Party, or the name of its nominee and delivered to the Secured Party and enter the transfer of the Pledged Securities by the Pledgor to the Secured Party, or its nominee, in the stock or share records of the Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

Article 6

DIVIDENDS, VOTING RIGHTS AND ULC INTERESTS

Section 6.1 Voting Rights

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Transaction Documents.

Section 6.2 Dividends

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.3 Distributions Held in Trust

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 or Section 8.1(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 6.4 ULC Interests

(a)	In this Section 6.5, the following terms shall be defined as follows:

(i)	“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company;

(ii)	“ULC Shares” means shares or other Equity Interests in a ULC; and

(iii)	“ULC Legislation”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

(b)	The Pledgor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Secured Party and the Pledgor that the Secured Party shall not under any circumstances prior to realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation.

(c)	Notwithstanding anything to the contrary in this Agreement, the other Transaction Documents or any other document delivered in connection therewith, where the Pledgor is the registered owner of ULC Shares which are Collateral, the Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Secured Party, or any other Person on the books and records of the applicable ULC. The Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of pledged certificated securities, which shall be delivered to the Secured Party to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Pledgor would if such ULC Shares were not pledged to the Secured Party pursuant hereto.

(d)	Nothing in this Agreement, the other Transaction Documents or any other document delivered in connection therewith is intended to or shall make the Secured Party, or any other Person other than the Pledgor, a member or shareholder of a ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Pledgor and further steps are taken pursuant hereto to register the Secured Party, or such other Person specified in such notice, as the holder of the ULC Shares. To the extent any provision of this Agreement would have the effect of constituting the Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from this Agreement and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares.

(e)	Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgor shall not cause or permit, or enable a ULC to cause or permit, the Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

Article 7

POWER OF ATTORNEY

Section 7.1 Power of Attorney

The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or employee of the Secured Party as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8

REMEDIES UPON DEFAULT

Section 8.1 Remedies

(a)	If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the PPSA or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise of any rights hereunder by it. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither of the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.1, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.2, shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Secured Party or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Secured Party was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the Issuer, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Secured Party was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of the Issuer or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and the Secured Party shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs the Issuer and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Secured Party in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (y) at the direction of the Secured Party, the Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Secured Party. The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Secured Party all such instruments as the Secured Party may request in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Secured Party, any legal counsel or other party employed by the Secured Party to collect such deficiency.

(d)	If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.1, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.2 Reasonable Care

The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.3 Expenses and Indemnity

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and each officer, director, employee, contractor and advisor of the Secured Party (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the reasonable and documented fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Party to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Secured Party for all reasonable and documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which the Pledgor is a party, including the reasonable and documented fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d)	All amounts due under this Section 8.3 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the applicable rate per annum payable on the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.3 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Party.

Article 9

miscellaneous

Section 9.1 Secured Party May Perform

If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

Section 9.2 Interest Act (Canada)

For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 9.3 Taxes

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Secured Party the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 9.4 Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Party receiving less than the amount payable to them, the Pledgor shall pay the Secured Party any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this Section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Note or any other Transaction Document.

Section 9.5 No Waiver and Cumulative Remedies

The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.6 Amendments

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.7 Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Guarantee.

Section 9.8 Continuing Security Interest; Successors and Assigns

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any Transaction Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the Guarantee, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

Section 9.9 Attachment of Security Interest

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 9.10 Termination; Release

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Party have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 9.11 Severability

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.12 Governing Law; Jurisdiction

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 9.13 Counterparts; Electronic Delivery

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14 Copy of Verification Statement

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the PPSA or under any similar or corresponding legislation in any other jurisdiction.

Section 9.15 Copy of Agreement

The Pledgor acknowledges receipt of a fully executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

1255096 B.C. LTD., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

Acknowledged and agreed as of the date first above written.

NORTHERN SWAN INTERNATIONAL, INC., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

1255096 B.C. Ltd. – Pledge Agreement

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities
Northern Swan International, Inc.	Class A Voting Common	4AC	1,300,001

1-1

Exhibit 10.6

EXECUTION VERSION

PLEDGE AGREEMENT

made by

CLEVER LEAVES US, INC.

in favour of

CATALINA LP

dated as of

July 19, 2021

This PLEDGE AGREEMENT, dated as of July 19, 2021 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by Clever Leaves US, Inc., a corporation incorporated pursuant to the laws of the State of Delaware (the “Pledgor”), in favour of Catalina LP (the “Secured Party”).

WHEREAS, Clever Leaves Holdings Inc., as issuer (the “Borrower”), has issued that certain secured convertible note in favour of the Secured Party dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”) pursuant to that certain note purchase agreement dated on or about the date hereof between the Borrower and the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

AND WHEREAS, the Pledgor has guaranteed the obligations of the Borrower to the Secured Party pursuant to that certain guarantee dated on or about the date hereof made by, inter alios, the Pledgor in favour of the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guarantee”);

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, in accordance with the terms of the Note Purchase Agreement, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Party under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Secured Party agreeing to advance certain credit in favour of the Borrower under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Secured Party, as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a)	Unless otherwise defined herein or in the Note, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Note and the following terms shall have the following meanings:

“Borrower” is defined in the Preamble to this Agreement.

“Collateral” is defined in Section 2.1.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Note.

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guarantee” is defined in the Preamble to this Agreement.

“Issuer” means NS US Holdings, Inc. and its successors.

“Note” is defined in the Preamble to this Agreement.

“Note Purchase Agreement” is defined in the Preamble to this Agreement.

“Person” has the meaning given to such term in the Note.

“Pledged Securities” means all of the issued and outstanding Equity Interests of the Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of the Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the Preamble to this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or in relation to any other Transaction Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in Section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.1.

“Secured Party” is defined in the Preamble to this Agreement.

“STA” means the Securities Transfer Act, RSA 2006, c S-4.5, as amended from time to time and any legislation substituted therefor and any amendments thereto.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Agreement, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by Pledgor or any of the Guarantors in connection with the transaction contemplated hereby or thereby.

“UCC” means the Uniform Commercial Code of the State of Delaware, United States (or, with respect to rights in states in the United States other than Delaware, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time).

Section 1.2 Interpretation

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2
PLEDGE

Section 2.1 Pledge

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, pledges, hypothecates, mortgages, sets over and charges to the Secured Party, and hereby grants a continuing security interest in favour of the Secured Party, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of the Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of the Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of the Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.1(a) or Section 2.1(b) upon any consolidation, amalgamation or merger of the Issuer; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

Article 3
SECURED OBLIGATIONS

Section 3.1 Secured Obligations

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Party from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety under, in connection with or with respect to the Guarantee, the Note, this Agreement and the other Transaction Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Guarantee, the Note, this Agreement and the other Transaction Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Party in connection with or arising pursuant to the Guarantee, the Note, this Agreement and the other Transaction Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.1 being herein collectively called the “Secured Obligations”).

Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties

The Pledgor represents and warrants to and in favour of the Secured Party as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of the Issuer set forth in Schedule 1 represents 100% of the issued and outstanding Equity Interests of the Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any pre-emptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(e)	Collateral Not Publicly Traded. None of the Collateral have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered or arranged to deliver to the Secured Party. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered or arranged to be delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.2 Survival of Representations and Warranties

The representations and warranties of the Pledgor contained in this Agreement will survive the execution of this Agreement. Each representation and warranty of the Pledgor will be deemed to repeat on the first day of each fiscal quarter of the Pledgor preceding the Maturity Date.

Article 5
COVENANTS

Section 5.1 Covenants of the Pledgor

The Pledgor covenants and agrees in favour of the Secured Party as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or as expressly permitted by the terms of the Note Purchase Agreement.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Secured Party and from time to time on its acquisition of any additional Collateral or upon request of the Secured Party, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Secured Party with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Secured Party and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Secured Party, cause all of the Pledged Securities to be transferred to the Secured Party, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Secured Party, or the name of its nominee and delivered to the Secured Party and enter the transfer of the Pledged Securities by the Pledgor to the Secured Party, or its nominee, in the stock or share records of the Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

Article 6
DIVIDENDS, VOTING RIGHTS AND ULC INTERESTS

Section 6.1 Voting Rights

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Transaction Documents.

Section 6.2 Dividends

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.3 Distributions Held in Trust

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 or Section 8.1(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 6.4 ULC Interests

(a)	In this Section 6.5, the following terms shall be defined as follows:

(i)	“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company;

(ii)	“ULC Shares” means shares or other Equity Interests in a ULC; and

(iii)	“ULC Legislation”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

(b)	The Pledgor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Secured Party and the Pledgor that the Secured Party shall not under any circumstances prior to realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation.

(c)	Notwithstanding anything to the contrary in this Agreement, the other Transaction Documents or any other document delivered in connection therewith, where the Pledgor is the registered owner of ULC Shares which are Collateral, the Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Secured Party, or any other Person on the books and records of the applicable ULC. The Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of pledged certificated securities, which shall be delivered to the Secured Party to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Pledgor would if such ULC Shares were not pledged to the Secured Party pursuant hereto.

(d)	Nothing in this Agreement, the other Transaction Documents or any other document delivered in connection therewith is intended to or shall make the Secured Party, or any other Person other than the Pledgor, a member or shareholder of a ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Pledgor and further steps are taken pursuant hereto to register the Secured Party, or such other Person specified in such notice, as the holder of the ULC Shares. To the extent any provision of this Agreement would have the effect of constituting the Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from this Agreement and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares.

(e)	Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgor shall not cause or permit, or enable a ULC to cause or permit, the Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

Article 7
POWER OF ATTORNEY

Section 7.1 Power of Attorney

The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or employee of the Secured Party as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8
REMEDIES UPON DEFAULT

Section 8.1 Remedies

(a)	If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the PPSA or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise of any rights hereunder by it. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither of the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.1, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.2, shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Secured Party or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Secured Party was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the Issuer, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Secured Party was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of the Issuer or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and the Secured Party shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs the Issuer and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Secured Party in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (y) at the direction of the Secured Party, the Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Secured Party. The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Secured Party all such instruments as the Secured Party may request in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Secured Party, any legal counsel or other party employed by the Secured Party to collect such deficiency.

(d)	If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.1, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.2 Reasonable Care

The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.3 Expenses and Indemnity

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and each officer, director, employee, contractor and advisor of the Secured Party (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the reasonable and documented fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Party to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Secured Party for all reasonable and documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which the Pledgor is a party, including the reasonable and documented fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d)	All amounts due under this Section 8.3 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the applicable rate per annum payable on the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.3 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Party.

Article 9
miscellaneous

Section 9.1 Secured Party May Perform

If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

Section 9.2 Interest Act (Canada)

For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 9.3 Taxes

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Secured Party the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 9.4 Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Party receiving less than the amount payable to them, the Pledgor shall pay the Secured Party any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this Section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Note or any other Transaction Document.

Section 9.5 No Waiver and Cumulative Remedies

The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.6 Amendments

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.7 Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Guarantee.

Section 9.8 Continuing Security Interest; Successors and Assigns

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any Transaction Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the Guarantee, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

Section 9.9 Attachment of Security Interest

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 9.10 Termination; Release

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Party have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 9.11 Severability

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.12 Governing Law; Jurisdiction

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 9.13 Counterparts; Electronic Delivery

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14 Copy of Verification Statement

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the PPSA or under any similar or corresponding legislation in any other jurisdiction.

Section 9.15 Copy of Agreement

The Pledgor acknowledges receipt of a fully executed copy of this Agreement.

Section 9.16 Financing Statements

The Pledgor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) (A) indicate the Collateral as “the Collateral described in the Pledge Agreement,” (B) describe the Collateral in terms similar to those used in Section 2.1, or (C) otherwise describe the Collateral as being of an equal or lesser scope or with greater detail, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment. The Pledgor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Secured Party has filed in any jurisdiction prior to the date of this Agreement with respect to the Collateral.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

CLEVER LEAVES US, INC., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	President and Secretary

Acknowledged and agreed as of the date first above written.

NS US HOLDINGS, INC., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Clever Leaves US, Inc. – Pledge Agreement

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities
NS US Holdings, Inc.	Common Stock	2	1

1-1

Exhibit 10.7

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 19th day of July, 2021 between Clever Leaves Holdings Inc., a company existing under the laws of the Province of British Columbia (the “Company”), Catalina LP, a limited partnership organized in the Province of Alberta (the “Investor”) and each additional Person who becomes, from time to time, a holder of Registrable Securities and agrees to be a party and bound by this Agreement.

RECITALS

WHEREAS, in connection with the note purchase agreement by and among the parties hereto, dated as of the date hereof (the “Note Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Note Purchase Agreement, to issue to the Investor the Note which will be convertible into Conversion Shares in accordance with the terms of the Note;

AND WHEREAS, to induce the Investor to consummate the transactions contemplated by the Note Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below);

AND WHEREAS, the parties believe that it is in the best interests of the Company and the Investor to set forth their agreements regarding the Investor’s registration rights in the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this registration rights agreement, as amended.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed or the principal securities exchange or securities market on which the Common Shares are then principally trading is closed.

“Closing Date” has the meaning given to it in the Note Purchase Agreement.

“Common Shares” means the common shares of the Company.

“Company” has the meaning given to it in the Preamble.

“Conversion Shares” has the meaning given to it in the Note Purchase Agreement.

“Damages” means any loss, damage, claim, expense or liability (joint or several) to which a party hereto may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (including any documents incorporated by reference in any Prospectus); (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“Effective Date” means the date the applicable Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means, with respect to the initial Registration Statement to be filed pursuant to Section 2.1, the 90th calendar day after the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement or Prospectus covering the sale of the Registrable Securities.

“Form S-1” means a registration statement on Form S-1 as promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Filing Deadline” has the meaning given to it in Section 2.1.

“Holder” means (i) the Investor, as long as it holds, directly or indirectly, including through any Affiliate, any Common Shares (or securities convertible into Common Shares); (ii) any permitted direct or indirect transferee of the Investor under this Agreement who agrees to be a party and bound by this Agreement in accordance with Section 3.2 and (iii) any Permitted Transferee.

“Investor” has the meaning given to it in the Preamble.

“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse (whether by marriage or civil union) or common law partner (as defined in the Income Tax Act (Canada)) or child or other descendants (whether by birth or adoption) of such individual, each spouse (whether by marriage or civil union) or common law partner (as defined in the Income Tax Act (Canada)) of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual.

“Note Purchase Agreement” has the meaning given to it in the Recitals.

“Note” has the meaning given to it in the Note Purchase Agreement.

“Permitted Holder” means, in respect of a Holder that is an individual, the Members of the Immediate Family of such individual and any Person controlled, directly or indirectly, by any such Holder, and in respect of a Holder that is not an individual, an Affiliate of that Holder.

“Permitted Transferee” means, in each case to the extent such Person is a transferee of the Note in accordance with the terms of the Note Purchase Agreement and the Note and agrees in writing to be bound by the terms of this Agreement, any Permitted Holder.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Prospectus” means, the prospectus included in any Registration Statement, as such document may be amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Registrable Securities” means any Conversion Shares and other Common Shares issued or issuable with respect to the Conversion Shares or the Note, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and shares of capital stock of the Company into which the Common Shares are converted or exchanged; provided that such Common Shares shall cease to be Registrable Securities: (i) when their registration has become effective and such Common Shares have been disposed of pursuant to such registration; (ii) when such Common Shares are sold pursuant to SEC Rule 144; or (iii) when such Common Shares cease to be outstanding. For purposes of this Agreement, a Person will be deemed to be the holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion, exchange, exercise or otherwise, but disregarding any restrictions or limitations upon exercise of such right), whether or not the acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Statement” means with respect to a public offering in the United States, a Registration Statement filed by the Company with the SEC for a public offering and sale of securities of the Company for cash in which the Registrable Securities may be included, other than a Registration Statement on Form S-8, Form S-4 or Form F-4, or their successors, or any form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

“Required Registration Amount” means 3,881,988.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Staff” has the meaning given to it in Section 2.3.

“Transaction” has the meaning given to it in Section 3.17.

2. Registration Rights.

The Company covenants and agrees as follows:

2.1 Mandatory Registration. The Company shall prepare and, as soon as reasonably practicable, but in no event more than 30 days after the Closing Date (the “Filing Deadline”), file with the SEC an initial Registration Statement covering the resale of all of the Registrable Securities; provided that such initial Registration Statement shall register for resale at least the number of Common Shares equal to the Required Registration Amount. The Company shall use its commercially reasonable efforts to have such initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

2.2 Limitations on Mandatory Registration.

Notwithstanding the foregoing obligations, the Company shall have the right to defer the filing of the initial Registration Statement, and any time period under this Agreement including the Filing Deadline and the Effectiveness Deadline shall be tolled correspondingly (a “Suspension”), for up to sixty (60) days, if the Company furnishes to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed or declared effective at such time because such action would (i) materially adversely interfere with a bona fide acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other securityholder during such sixty (60) day period other than pursuant to an Excluded Registration.

2.3 Staff or SEC Characterization. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of Common Shares to be included in such Registration Statement by all Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Common Shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of Common Shares by a particular Holder or a particular group of Holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the Common Shares held by such Holder or group of Holders shall be the only Common Shares subject to reduction (and if by a group of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of Common Shares by all such Holders); provided, that, with respect to such pro rata portion allocated to any Holder, such Holders may elect the allocation of such pro rata portion among the Registrable Securities of such Holder. In addition, in the event that the Staff or the SEC requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible:

(a)	in connection with the preparation and filing of a Registration Statement in connection with such registration, the Company will give (i) the Investor and its counsel the opportunity to review and comment upon the Registration Statement for not less than five (5) Business Days before the filing thereof with the SEC and will use its best efforts to consult with the Investor regarding, and consider, such comments as the Investor reasonably proposes (ii) each Holder that may be required under applicable securities laws to be described as an underwriter and that consents to being so named and its counsel(s) and other agents the opportunity to review and participate in the preparation of the Registration Statement, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of counsel for such Holders and such underwriters, to conduct a reasonable investigation; provided, however, that each such Holder and its counsel(s) and other agents shall agree in advance in writing to hold in strict confidence and not make any disclosure or other use of such information;

(b)

(i)	prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC by the Effectiveness Deadline and keep such Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the related Prospectus to be usable by the Holders for a period from the date the Registration Statement becomes effective to, and including, the earlier of (A) the 30th Business Day following the Maturity Date and (B) the date upon which no Registrable Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act); and

(ii)	prepare and file with the SEC such amendments and supplements (including documents incorporated by reference therein) to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;

(c)	furnish to each Holder of Registrable Securities covered by such registration statement such numbers of copies of a Prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Holders may reasonably request (including any documents incorporated by reference in any Prospectus) in order to facilitate their disposition of their Registrable Securities;

(d)	register and qualify the securities covered by such Registration Statement or Prospectus under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such Registration Statement; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction;

(e)	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus related thereto is required to be delivered under the Securities Act of (i) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Misstatement”); (ii) the issuance or threatened issuance by the SEC of any stop order; and (iii) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus related thereto or for additional information;

(f)	cause all such Registrable Securities covered by such Registration Statement or Prospectus to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)	provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the Effective Date;

(h)	notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company receives notice thereof, of the time when such Registration Statement (or any post-effective amendment thereto) has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(i)	after such Registration Statement becomes effective notify each Holder of Registrable Securities covered by such registration statement of any request by the SEC that the Company amend or supplement such Registration Statement; and

(j)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of each Holder under this Agreement.

2.5 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably requested to effect the registration or qualification of such Holder’s Registrable Securities.

2.6 Expenses of Registration.

All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2 including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable and documented fees and disbursements of counsel to the Investor, in an amount not to exceed $5,000, shall be borne and paid by the Company.

2.7 Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration or qualification pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Suspension of Disposition.

Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) or that a Registration Statement contains a Misstatement, each holder of Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives a supplemented or amended prospectus such that such prospectus will not contain a Misstatement, or is advised in writing by the Company that the use of the prospectus contained in such Registration Statement may be resumed, and, if so directed by the Company, each such holder will deliver to the Company all written copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The Company shall immediately notify the holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 2.8. The period during which the availability of the Registration Statement is suspended will not exceed an aggregate of (A) forty-five (45) days in any calendar quarter; or (B) ninety (90) days in any calendar year.

2.9 Indemnification.

If any Registrable Securities are included in a Registration Statement or Prospectus under this Section 2:

(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities covered by such registration statement, and the partners, members, officers, directors, employees, agents, representatives and securityholders of each such Holder; and each Person (including their respective partners, members, officers, directors, employees, agents, representatives and securityholders), if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act against any Damages, and the Company will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other documented expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration or qualification.

(b)	To the extent permitted by law, each Holder of Registrable Securities covered by a registration statement, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement or Prospectus, each Person (if any) who controls the Company within the meaning of the Securities Act, any other Holder selling securities in such Registration Statement or Prospectus, and any controlling Person of any such other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or qualification; and each such Holder will pay to the Company and each other aforementioned Person any documented legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.9(b) and 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably satisfactory to the other parties to the proceeding; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall only relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 if, and only to the extent that, the indemnifying party suffers prejudice as a result of such failure.

(d)	To provide for just and equitable contribution in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement or Prospectus, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)	The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration or qualification under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10 Reports Under Exchange Act.

With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall use commercially reasonable efforts to:

(a)	make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; and

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time the Company is subject to such reporting requirements).

2.11 Termination of Agreement with Respect to Any Holder.

This Agreement shall terminate upon the earlier of the Notes being fully converted and exercised or redeemed or the Investor and its Affiliates holding no Registrable Securities.

3. Miscellaneous.

3.1 Further Assurances.

Each of the parties to this Agreement will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other party to this Agreement may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

3.2 Permitted Transferees.

This Agreement may be assigned in whole or in part by the Investor or its Permitted Transferee (upon notice to each other party to this Agreement) to any transferee of a Note pursuant to the terms of the Note Purchase Agreement and the Note; and, upon the transferee executing an instrument in writing agreeing to be bound by this Agreement, the transferee will be entitled to its benefit and be bound by all of its terms as if it were an original signatory hereto, except that a transferee of Registrable Securities who becomes entitled to the benefit of this Agreement shall be subject to such restrictions on its rights hereunder as may be stipulated in writing by the transferor of such Registrable Securities. A copy of any such restrictions shall be provided to the Company. This Agreement may not be assigned by any other party to this Agreement without the written consent of the Holder unless such assignment is to a Permitted Transferee; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such Permitted Transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a Holder of such transferee shall be aggregated together and with those of the transferee; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.3 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

3.4 Counterparts; Facsimile.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 Titles and Subtitles.

[Reserved].

3.6 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

If to the Company to:

Clever Leaves Holdings Inc.

489 Fifth Ave, 27th Floor

New York, NY 10017
Attn: Kyle Detwiler, Chief Executive Officer
David Kastin, General Counsel

Email: kyle.detwiler@cleverleaves.com

   david.kastin@cleverleaves.com

With a copy (for informational purposes only) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attn: Pamela L. Marcogliese, Esq.

Email: pamela.marcogliese@freshfields.com

If to the Investor, to:

Catalina LP
1900 Dome Tower – 333 7th Avenue SW
Calgary, AB T2P 2Z1

Attention:	Principal, Chief Executive Officer and Principal, General Counsel
E-mail:	rdunfield@safgroup.ca and wkhayat@safgroup.ca

3.7 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, Holders holding at least a majority (by number) of the issued and outstanding Registrable Securities held by all of the Holders; and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Except as provided for under Section 2.12 and notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any party without the written consent of such party, unless such amendment, termination, or waiver applies to all parties hereto in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8 Severability.

In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9 Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.10 Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Delays or Omissions.

Other than to the extent specifically contemplated by Section 3.7 (in respect of certain waivers deemed to be provided by the Company pursuant to the terms thereof), no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Currency.

All denominations and financial information outlined in this Agreement are in United States Dollars.

3.13 Construction; Headings.

This Agreement shall be deemed to be jointly drafted by the parties and shall not be construed against any such party as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Agreement.

3.14 Third Party Beneficiaries

This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

3.15 Date for Any Action.

If any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

3.16 Adjustments to Common Shares.

Wherever in this Agreement there is reference to a specific number of Common Shares, a price per Common Share or consideration received in respect of such Common Shares, then upon the occurrence of any conversion, reclassification, subdivision, consolidation, exchange or other change (whether pursuant to a reorganization, amalgamation, merger, arrangement or otherwise) involving the Common Shares (a “Transaction”), the specific number of Common Shares, price per Common Share or consideration received in respect of Common Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Common Shares by such Transaction.

3.17 Independent Legal Advice.

Each party hereto acknowledges and agrees that he or it has been advised to, and has had sufficient opportunity to, consult with independent legal counsel with respect to this Agreement, understands his or its obligations under this Agreement and the nature of the consequences of this Agreement and is signing this Agreement voluntarily.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Catalina LP, by its general partner, Catalina GP Inc.

By:	/s/ Aaron Bunting
	Name:	Aaron Bunting
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Exhibit 10.8

PAYOUT AND RELEASE AGREEMENT

TO:	Clever Leaves International Inc. (formerly, Northern Swan Holdings, Inc.) (the “Company”)

TO:	GLAS USA LLC (the “Paying Agent”)

RE:	The Notes (as such term is defined in the amended and restated intercreditor and collateral agency agreement dated May 10, 2019 (the “Intercreditor Agreement”)) among, the Company, as issuer, GLAS Americas LLC (the “Collateral Agent”), as collateral agent, the Paying Agent, as paying agent, and the noteholders party thereto from time to time

DATE:	July 13, 2021

WHEREAS Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Intercreditor Agreement.

AND WHEREAS (i) the Company has offered to repay each Note for an amount equal to the sum of ninety percent (90%) of the Principal Amount (as defined in such Note) as such Principal Amounts are set out in Schedule A attached hereto, together with one hundred percent (100%) of the accrued interest thereon through to the date of such repayment (the “Payout Amounts”) and legal fees of US$25,250.50; and (ii) each Noteholder has accepted such offer.

NOW THEREFORE for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned hereby agree as follows:

1. Representations and warranties by the Noteholders. Each Noteholder hereby represents and warrants that it has not sold, assigned, encumbered or granted any interest it has in or to its Note or the Secured Obligations.

2. Conditions to satisfaction of Exposure owing to Noteholders. The Company agrees to pay and each Noteholder agrees to accept, in full satisfaction of each Noteholder’s Exposure up to and including the date of payment, the Payout Amounts, plus, a payment to Rimrock in the amount of US$25,250.50 in previously incurred legal fees, provided that such agreement to pay and such agreement to accept shall be conditional upon: (i) the closing of a financing transaction by the Company or Canada Holdco with aggregate net proceeds in respect thereof in excess of US$10,000,000 on or before July 31, 2021; (ii) confirmation by the Paying Agent of its receipt of the Payout Amounts for the Noteholders, at or before 5:00 p.m. (Toronto time) on July 31, 2021 in immediately available funds for each of the Noteholders, in accordance with the Paying Agent’s wire transfer instructions listed in Schedule B attached hereto. All payments to Paying Agent shall be made in immediately available funds.

3. Satisfaction of Exposure owing to Noteholders. Immediately upon satisfaction of the conditions set forth in paragraph 2 above (the date upon which such conditions have been satisfied is hereinafter referred to as the “Payoff Date”):

(a)	each Noteholder shall be treated as having received payment in full of the Exposure owing under each such Noteholder’s Note;

(b)	each Noteholder’s Note shall automatically be of no further force or effect without any further action by any Person;

(c)	each Noteholder acknowledges and agrees that (i) for the purposes of the Intercreditor Agreement, the Payoff Date shall constitute the Discharge Date; and (ii) that the Intercreditor Agreement shall, accordingly, be immediately and automatically terminated pursuant to section 7.13 of the Intercreditor Agreement (provided that such termination shall not affect the Obligors’ obligation to pay all Administrative Costs incurred to the Payoff Date and thereafter in connection with the performance by the Collateral Agent and the Paying Agent of their obligations under this Agreement, and provided further that, for greater certainty, section 4.07 of the Intercreditor Agreement shall survive such termination);

(d)	each Noteholder absolutely and unconditionally releases and forever discharges: (i) any and all right, title or interest it has or may have had in connection with any guarantees, security interests, charges, mortgages, liens, assignments, pledges, hypothecs and other encumbrances granted in favour of the Collateral Agent, for the benefit of the Noteholders, granted by the Company or any Guarantor in connection with the Notes; and (ii) all of its present and future claims and rights against the Company and the Guarantors (or any of them), and each of their respective affiliates, officers, directors, agents and employees arising under or in respect of Loan Documents (or any of them);

(e)	each Noteholder absolutely and unconditionally directs and authorizes the Collateral Agent, and its agents, and the Company, and its agents, to immediately discharge any and all security interests and liens granted in favor of the Collateral Agent on behalf of the Noteholders in connection with the Secured Obligations and evidenced or perfected by the registrations under the personal property security registration regimes of all applicable jurisdictions.

(f)	each Noteholder irrevocably authorizes and directs the Collateral Agent to absolutely and unconditionally release and discharge all guarantees, liens, pledges, debentures, mortgages, hypothecs, encumbrances, charges, assignments and other security of whatever nature provided in favour of each of the Collateral Agent and the Noteholders by the Company and the Guarantors in respect of the Secured Obligations;

(g)	each Noteholder irrevocably authorizes and directs the Collateral Agent to promptly, and in any event within fifteen (15) days following the date hereof, deliver to the Company, or as the Company may direct, all original share and unit certificates held by the Collateral Agent in connection to the Secured Obligations and any and all original stock or unit transfer powers of attorney in connection with all such certificates.

4. Consent by Noteholders. By execution hereof, each Noteholder consents to the payment by the Company and acceptance by each other Noteholder of the Payout Amount in full satisfaction of the Exposure owing under each such Noteholder’s Note, notwithstanding anything to the contrary set forth in the Intercreditor Agreement.

5. Intercreditor Agreement. Pursuant to section 4.03(a)(viii) of the Intercreditor Agreement, each of the Noteholders, by their execution hereof, directs the Collateral Agent, to acknowledge the actions and consents described and contained herein and it is understood that the Collateral Agent shall be able to conclusively rely upon the Noteholders’ direction in connection with its acknowledgement of the same. It is acknowledged and agreed that:

(i)	the execution and delivery by the Collateral Agent of this Agreement is solely intended to satisfy the technical requirements of Section 4.14(b) of the Intercreditor Agreement; and

(ii)	all of the rights, protections and immunities applicable to the Collateral Agent and set forth in the Notes and the Intercreditor Agreement shall be incorporated by reference herein.

6. Successors and assigns. This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

7. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8. Counterparts. This Agreement may be executed in counterparts and all counterparts together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by any party by facsimile or electronic transmission shall be as effective as delivery of a manually executed original version of this Agreement by such party.

(The remainder of this page is intentionally left blank; signature pages follow.)

DATED as of the date first written above.

CLEVER LEAVES INTERNATIONAL INC.

By:	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Chief Executive Officer

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Chief Executive Officer

- S1 -

GLAS AMERICAS LLC

By:	/s/ Diana Gulyan
Name:	Diana Gulyan, AVP
Title:

GLAS USA LLC

By:	/s/ Diana Gulyan
Name:	Diana Gulyan, AVP
Title:

- S2 -

RIMROCK HIGH INCOME PLUS
(MASTER) FUND, LTD., as a Payout
Noteholder

By:	/s/ Steve Foulke
Name:	Steve Foulke, MD
Title:

- S3 -

ANSON INVESTMENTS MASTER FUND
LP by its co-investment advisor, ANSON
FUNDS MANAGEMENT LP

By:	/s/ Bruce Winson
Name:	Bruce Winson
Title:	Managing Member of General Partner

- S4 -

ANSON OPPORTUNITIES MASTER
FUND LP by its co-investment advisor,
ANSON FUNDS MANAGEMENT LP

By:	/s/ Bruce Winson
Name:	Bruce Winson
Title:	Managing Member of General Partner

- S5 -

ANSON EAST MASTER FUND LP by its
co-investment advisor, ANSON FUNDS
MANAGEMENT LP

By:	/s/ Bruce Winson
Name:	Bruce Winson
Title:	Managing Member of General Partner

- S6 -

AC ANSON INVESTMENTS LTD.

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc, Investment Manager

- S7 -

AXIOS GROWTH PARTNERS, LLC

By:	/s/ Nick Rutherfurd
Name:	Nick Rutherfurd
Title:	Authorized Signatory

- S8 -

NS CO-INVESTMENT LLC, as a Payout
Noteholder

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Person

- S9 -

COWEN INVESTMENTS II LLC, as a
Payout Noteholder

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Person

- S10 -

SCHEDULE B

Paying Agent Wire Instructions

Bank:	JPMorgan Chase Bank, NA
270 Park Ave New York, NY 10172
ABA Routing Number:	021000021
For the Account of:	GLAS AMERICAS LLC
Account Number:	393781668

SCHEDULE A

PAYOUT AMOUNTS

Noteholder	Principal Amount		Accrued Interest
			(assuming a 7/15 Payoff)
Rimrock High Income Plus (Master) Fund Ltd	US$	20,000,000	$65,753
AC Anson Investment Ltd	US$	400,000	$1,315
Anson East Master Fund LP	US$	1,000,000	$3,288
Anson Investments Master Fund LP	US$	1,300,000	$4,274
Anson Opportunities Master Fund LP	US$	300,000	$986
Axios Growth Partners LLC	US$	2,500,000	$8,219
NS Co-Investment LLC	US$	2,000,000	$6,575
Cowen Investments II LLC	US$	250,000	$822
Total	US$	27,750,000	$91,233

Exhibit 10.9

EXECUTION VERSION

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), is entered into as of July 19, 2021 (the “Effective Date”), by and between CATALINA LP, a limited partnership formed under the laws of Alberta (“Senior Creditor”) and ROCK CLIFF CAPITAL LLC, a limited liability company formed under the laws of Delaware (“Subordinated Creditor”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in Section 1(a) below.

RECITALS

A. CLEVER LEAVES HOLDINGS, INC., a British Columbia corporation (“Company”), NS US Holdings, a Delaware corporation and direct subsidiary of the Company (“Holdings”) and Herbal Brands, Inc., a Delaware corporation and wholly-owned direct subsidiary of Holdings (the “Herbal Brands” and collectively with the Company and Holdings, the “Loan Parties”), are indebted and may become further indebted to Senior Creditor pursuant to one or more notes (the “Senior Notes”), guaranteed pursuant to that certain Guarantee dated as of July 19, 2021 by, inter alia, Holdings and Herbal Brands in favour of Senior Creditor (as amended, modified, restated, replaced or supplemented from time to time in accordance with this Agreement, the “Senior Guarantee”), and secured pursuant to that certain Pledge Agreement dated as of July 19, 2021, by the Company in favour of the Senior Creditor (the “Senior Pledge Agreement”).

B. The Company, Holdings and Herbal Brands (Herbal Brands, in such capacity, the “Subordinated Borrower”), have entered into certain Subordinated Loan Documents with Subordinated Creditor, which are (i) secured by the Subordinated Secured Assets and (ii) guaranteed by the Subordinated Guaranty.

C. Subordinated Creditor and the Loan Parties desire to obtain Senior Creditor’s consent to the Subordinated Loan Documents, the incurrence of indebtedness thereunder by Subordinated Borrower and the guaranty of obligations thereunder by the Company, and Subordinated Creditor and Senior Creditor desire to agree to and to set forth their respective rights, priorities and interests governing their respective relationships with Company and the collateral for the loans granted pursuant to the Subordinated Loan Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the Loan Parties’ and Subordinated Creditor’s entering into the Subordinated Loan Documents, Subordinated Creditor and Senior Creditor hereby agree as follows:

1.	DEFINITIONS; EFFECTIVENESS

(a) DEFINITIONS. As used herein, the following terms shall have the following meanings: “Discharge of Senior Debt” means all obligations in respect of the Senior Notes and premium, if any, on such obligations shall have been paid in full (other than contingent indemnification obligations) or converted as provided in Section 3 and Section 4 of the Senior Notes, and all commitments of the Senior Creditor to extend credit under the Senior Notes shall have been terminated.

“Permissible Securities” means (i) any debt or convertible debt securities of any Loan Party, any of its subsidiaries, or its direct or indirect parent company, paid or distributed in respect of any Subordinated Debt in any case or proceeding by or against any Loan Party, any of its subsidiaries, or its direct or indirect parent company, commenced under the United States Bankruptcy Code or any other insolvency law, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all Senior Debt and all other securities issued in exchange thereof and (ii) any convertible securities, options, capital stock or equity interests of any Loan Party, any of its subsidiaries, or its direct or indirect parent company, paid or distributed in respect of any Subordinated Debt.

“Senior Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Loan Parties to Senior Creditor under the Senior Loan Documents (including, without limitation, the Secured Obligations (as defined in the Senior Pledge Agreement), including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Loan Parties, the principal amount of which shall not exceed the Senior Debt Cap.

“Senior Debt Cap” means principal indebtedness under the Senior Notes in an amount outstanding at any time of up to Seventy Million U.S. Dollars ($70,000,000).

“Senior Loan Documents” means each of the Senior Notes, the Senior Guarantee, the Senior Pledge Agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by the Loan Parties in favor of Senior Creditor pursuant to or in connection with the Senior Notes, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with this Agreement.

“Subordinated Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Loan Parties to Subordinated Creditor under the Subordinated Loan Documents (including, without limitation, the Obligations (as defined in the Subordinated Loan Agreement)), including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Loan Parties.

“Subordinated Loan Documents” means (i) that certain Loan and Security Agreement, dated as of May 3, 2019, between Subordinated Borrower and Subordinated Creditor providing for an aggregate principal amount of up to Eight Million Five Hundred Thousand Dollars ($8,500,000) (“Subordinated Loan Agreement”), (ii) that certain Guaranty, dated as of May 3, 2019, between Company and Subordinated Creditor, providing for a guarantee by the Company of Obligations (as defined in the Subordinated Loan Agreement) (the “Subordinated Guaranty”), (iii) that certain Pledge Agreement, dated as of May 3, 2019 by and between Holdings and Subordinated Creditor (the “Holdings Pledge Agreement”) and (iv) any other agreement, document, promissory note, financing statement, or instrument executed by Company in favor of Subordinated Creditor or its agent pursuant to or in connection with the Subordinated Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with this Agreement. Any changes to the payment schedule or the maturity of any of the Subordinated Debt that would require payments of the Subordinated Debt at time or time that is earlier than the payment schedule or maturity pursuant to the Subordinated Loan Documents as in effect on the Effective Date requires the prior written approval from Senior Creditor.

“Subordinated Secured Assets” means (i) all (a) the Equity Interests in Herbal Brands owned by Holdings set forth on Exhibit A hereto and (b) all additional or substitute Equity Interests of any class from time to time issued by Herbal Brands to Holdings, the certificates representing such additional or substitute Equity Interests and all Stock Rights related thereto; and all proceeds (including Stock Rights) of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing (all capitalized terms used in this clause (i) and not otherwise defined herein shall have the meaning given such terms in the Holdings Pledge Agreement) and (ii) all of the following, whether now owned or hereafter acquired by Herbal Brands: all Accounts; all Chattel Paper; all Commercial Tort Claims; all Contracts; all Deposit Accounts, all Documents; all General Intangibles, including, without limitation, Intellectual Property; all Goods, Equipment, Inventory and Fixtures; all Instruments, including, without limitation, all Promissory Notes; all Investment Property; all Letter-of-Credit Rights; all Money; all Securities Accounts; all Supporting Obligations of Herbal Brands; all other goods and personal property of Herbal Brands, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Herbal Brands; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing (all capitalized terms used in this clause (ii) and not otherwise defined herein shall have the meaning given such terms in the Subordinated Loan Agreement).

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement. The capitalized term “Senior Collateral” as used in this Agreement has the meaning ascribed to the term “Collateral” in the Senior Intercreditor Agreement. Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of New York, as in effect from time to time (“UCC”).

2.	SUBORDINATION

(a) On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt are hereby subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt. Subject to and except as set forth in Section 3, Subordinated Creditor shall not ask, demand, sue for, take or receive from the Loan Parties, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Loan Parties to Subordinated Creditor, or be owing by any other person or entity to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, unless and until the Discharge of Senior Debt.

(b) The subordination contained in this Agreement is intended solely to define the rights and duties of Subordinated Creditor and Senior Creditor; it is not intended that the Loan Parties or any other person or entity (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit or derive any rights from it. If the effect of the subordination contained in this Agreement would be to give any other person or entity a priority status to which that person or entity would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement. Nothing in this Agreement shall impair, as among the Loan Parties and Senior Creditor and Subordinated Creditor, the obligations of the Loan Parties, including without limitation the obligations to pay principal, interest, fees and other amounts, as provided in the Senior Loan Documents and the Subordinated Loan Documents.

(c) Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to subordinate, waive or restrict the contractual or other rights of Subordinated Creditor under any warrants or capital stock, including without limitation rights with respect to any dividends or distributions on any thereof or the proceeds of any thereof, that the Loan Parties may issue to Subordinated Creditor from time to time, nor shall anything herein restrict the performance of the Loan Parties’ obligations under or with respect to such warrants or such capital stock or other equity interest. Without limiting the foregoing, (i) the term “Subordinated Debt” shall not include any liabilities, indebtedness or obligations of the Loan Parties under or with respect to any such warrants, capital stock or equity interests, (ii) the term “Subordinated Loan Documents” shall not include any agreement, document, certificate or instrument in favor of Subordinated Creditor pursuant to or in connection with any such warrants, capital stock or equity interests and (iii) nothing in this Agreement shall prevent the Subordinated Creditor from retaining for its own account any dividends or distributions on or the proceeds of any of such warrants, capital stock or equity interests.

(d) In the event of the occurrence of an Insolvency Event (as hereinafter defined), this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code.

3.	PERMITTED PAYMENTS; PAYMENT BLOCKAGE

(a) Notwithstanding anything to the contrary contained in Section 2, but subject expressly to Section 3(b), Loan Parties shall be permitted to make, and Subordinated Creditor shall be permitted to ask, demand, sue for, take or receive from Loan Parties, by setoff or in any other manner, the following permitted payments (“Permitted Payments”): (i) scheduled repayments of non-accelerated principal when due under the Subordinated Loan Documents; (ii) payments of accrued interest (including default interest) when due under the Subordinated Loan Documents; (iii) payment of the Back-End Fee (as defined in the Subordinated Loan Agreement) when due under the Subordinated Loan Documents (iv) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents; (v) payments in Permissible Securities; and (vi) other payments consented to in writing by Senior Creditor.

(b) Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, if Senior Creditor delivers to Subordinated Creditor written notice (a “Blockage Notice”) which states that there has been a default under the Senior Loan Documents that has not been cured then, during any Blockage Period (as defined below), Subordinated Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt, unless and until the earlier of (A) the time Senior Creditor notifies Subordinated Creditor in writing that the default by the Loan Parties has been cured by the Loan Parties or waived by Senior Creditor (and Senior Creditor agrees that it will promptly notify the Subordinated Creditor of any such cure or waiver), or (B) the expiration of the Blockage Period for such Blockage Notice. Notwithstanding the foregoing, Subordinated Creditor may accept and retain (i) any distribution to the Loan Parties’ unsecured creditors constituting the proceeds of the Loan Parties’ assets that are not otherwise subject to Senior Creditor’s security interest or lien, (ii) payments of accrued interest (including default interest) when due under the Subordinated Loan Documents, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents, and (iv) any payments in Permissible Securities.

As used herein, “Blockage Period” means a period of time beginning on the date a Blockage Notice is delivered to Subordinated Creditor and terminating on the earlier to occur of:

(1) 60 days following such date; or

(2) the written consent of Senior Creditor.

Senior Creditor shall not issue more than one (1) Blockage Notice for defaults which do not involve a failure to make a payment of Senior Debt in any period of 365 consecutive days.

4.	ENFORCEMENT RIGHTS

Notwithstanding anything to the contrary contained in Section 2, Subordinated Creditor’s rights to accelerate the maturity of the Subordinated Debt, enforce any claim (including any default remedy) with respect to the Subordinated Debt or the collateral for the Subordinated Debt, or otherwise to take any action against the Loan Parties or Loan Parties’ property with respect to the Subordinated Debt shall be subject to any Blockage Period pursuant to Section 3(b); provided, however, notwithstanding the foregoing, Subordinated Creditor may take any of the following actions: (a) file claims upon the occurrence of an Insolvency Event (as defined in Section 6 below) pursuant to the terms of Section 6(b); (b) accelerate the maturity of, or demand as immediately due and payable, all or any portion of the Subordinated Debt (i) upon the occurrence of an Insolvency Event or (ii) at any time after the Senior Creditor has accelerated the Senior Debt; (c) impose the “Default Rate” (as defined in the Subordinated Loan Agreement) of interest; (d) provide notice of any default or event of default, even if acceleration is not permitted under this Agreement; or (e) deliver any notice of exclusive control with respect to any deposit, operating, securities or investment accounts of the Loan Parties provided that Subordinated Creditor shall not exercise any rights with respect to such accounts in violation of the terms of this Agreement including, without limitation, withdrawing, disposing or otherwise instructing any person or entity to post for the account of Subordinated Creditor any cash, funds, securities, entitlements or other property or rights in such accounts or any proceeds thereof.

5.	ASSIGNMENT OF SUBORDINATED DEBT

Subordinated Creditor hereby covenants to Senior Creditor that prior to the termination of this Agreement in accordance with Section 12, unless assigned pursuant to an assignment made expressly subject to this Agreement, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, the collateral security granted to Subordinated Creditor pursuant to the Subordinated Loan Documents) shall continue to be held solely for the benefit of Subordinated Creditor. Any promissory note issued pursuant to the Subordinated Loan Agreement shall be legended to expressly state that it is subject to this Agreement.

6.	SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of the Loan Parties or the proceeds thereof to the creditors of the Loan Parties, or the readjustment of the Senior Debt and the Subordinated Debt of the Loan Parties, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of the Loan Parties to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of the Loan Parties’ business, or upon the sale of all or any substantial part of the Loan Parties’ property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Creditor shall be entitled to receive the payment in cash in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, other than Permissible Securities, shall be paid to Senior Creditor and applied in payment of the Senior Debt;

(b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; and

(c) Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid in violation of this Agreement, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be promptly paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Discharge of Senior Debt.

7.	GRANT OF AUTHORITY

In the event of the occurrence of an Insolvency Event, and in order to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered, in Senior Creditor’s discretion, as follows:

(a) Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 6, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Creditor hereunder. Subordinated Creditor shall duly and promptly take such action as Senior Creditor may reasonably request to execute and deliver to Senior Creditor such authorizations, endorsements, assignments, or other instruments as Senior Creditor may reasonably request in order to enable Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

(b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash (other than Permissible Securities), Subordinated Creditor authorizes Senior Creditor to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full payment in cash of the Senior Debt, Senior Creditor shall remit to Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditor in excess of the allowed amount of the Senior Debt.

8.	AGREEMENTS OF SUBORDINATED CREDITOR

In addition to and without limiting the provisions of Section 7:

(a) Until the Discharge of Senior Debt, Subordinated Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against the Loan Parties.

(b) Notwithstanding the foregoing, (i) in any proceedings related to an Insolvency Event, Subordinated Creditor may take any action to preserve or protect the validity and enforceability of its liens so long as no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement, (ii) Subordinated Creditor may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person or entity objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditor, including any claims secured by the Subordinated Secured Assets, or the avoidance of any liens held by Subordinated Creditor or otherwise make any agreements or file any motions pertaining to the Subordinated Debt, in each case, to the extent not inconsistent with the terms of this Agreement; (iii) Subordinated Creditor may participate in any assert rights and remedies in any insolvency proceeding against the Loan Parties as an unsecured creditor; and (iv) Subordinated Creditor may enforce any of its rights and exercise any of its remedies with respect to the Subordinated Secured Assets after the termination of the period set forth in Section 3(b).

9.	PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

Should any payment, distribution, or security be received by Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments) prior to termination of this Agreement in accordance with Section 10, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditor.

10.	SUBORDINATED SECURED ASSETS

Subordinated Creditor and the Loan Parties each acknowledge in favour of Senior Creditor that Subordinated Creditor has not been granted any security interest from the Loan Parties or any other Person to secure the Subordinated Debt other than a security interest in the Subordinated Secured Assets. Subordinated Creditor covenants in favour of Senior Creditor that during the term of this Agreement it will not take from any Loan Party (other than Herbal Brands) or any of their affiliates security for the payment of or performance of obligations in respect of the Subordinated Debt other than the Subordinated Secured Assets. Each of the Loan Parties (other than Herbal Brands) covenants in favour of Senior Creditor that during the term of this Agreement, it will not deliver or allow the delivery by another Loan Party or any of their affiliates to Subordinated Creditor any security for the payment of or performance of obligations in respect of the Subordinated Debt other than the Subordinated Secured Assets. Should any Loan Party (other than Herbal Brands) or any of their respective affiliates breach this covenant, each of the Loan Parties and Subordinated Creditor acknowledges and agrees that all such security shall be void and of no force or effect until the Discharge of Senior Obligations.

11.	FURTHER ASSURANCES; COOPERATION

Subject to Section 17(b), Subordinated Creditor agrees to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement.

12.	TERMINATION OR AMENDMENT OF AGREEMENT

This Agreement shall be effective upon its execution by each of Senior Creditor and Subordinated Creditor. After the Effective Date, this Agreement shall remain in effect and cannot be revoked or amended by Subordinated Creditor, except with the prior written consent of Senior Creditor. Senior Creditor and Subordinated Creditor agree that no amendment hereto shall be binding upon the Loan Parties unless the Loan Parties shall have received notice of such amendment. Subject to Section 14, this Agreement shall terminate upon the date on which both (a) the Discharge of Senior Debt occurs, and (b) the Senior Loan Documents shall have been terminated.

13.	SUBROGATION

If cash or other property otherwise payable or deliverable to Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Discharge of Senior Debt has occurred, then Subordinated Creditor shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by Subordinated Creditor by reason of such subrogation shall, as between the Loan Parties and its creditor other than Senior Creditor, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by the Loan Parties on account of the Subordinated Debt owed to Subordinated Creditor.

14.	SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS

(a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtors, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) the Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Notes or any of the other Senior Loan Documents, or the collectability of the Senior Debt; (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditor; and (iii) Subordinated Creditor shall endeavor to give Senior Creditor prompt written notice of the occurrence of any default or event of default under the Subordinated Loan Documents, and shall, simultaneously with giving any notice of default to the Loan Parties, shall endeavor to provide Senior Creditor with a copy of any notice of default given to the Loan Parties; provided, that a failure to provide such notices and such copies shall not be deemed to be a breach of this Agreement.

15.	REINSTATEMENT OF SENIOR DEBT

To the extent that Senior Creditor receives payments on or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

16.	NO WAIVERS

Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Loan Parties or Subordinated Creditor or any noncompliance of the Loan Parties or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; no action permitted hereunder that has been taken by Senior Creditor shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditor, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

17.	INFORMATION CONCERNING COMPANY; CREDIT ADMINISTRATION

(a) Each of Senior Creditor and Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties, any and all endorsers and any and all guarantors of the Senior Debt or Subordinated Debt, as applicable, and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and each of Senior Creditor and Subordinated Creditor hereby agrees that the other shall not have any duty to advise it of information known to the other regarding such condition.

(b) Subject to Sections 3, 4, 7, 8 and 9, Subordinated Creditor may (i) administer and manage its credit and other relationships with the Loan Parties in its own best interest, and (ii) amend or extend its agreements with the Loan Parties or enter into additional agreements with the Loan Parties, all without the consent of or notice to Senior Creditor; provided that neither this Section 17(b) nor any amendments or additional agreements referred to therein shall impair or affect the subordination of Subordinated Debt or change the definition of Permitted Payments, Subordinated Debt, Subordinated Creditor, Senior Debt or Senior Creditor.

18.	NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (a) the first business day after transmission by facsimile or hand delivery or deposit with an nationally recognized overnight express service or overnight mail delivery service; or (b) the fifth calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Senior Creditor:	Catalina LP
c/o SAF Group Inc.
1900, 333 7th Avenue S.W.
Calgary, AB T2P 2Z1

If to Subordinated Creditor:	Rock Cliff Capital LLC
c/o Long Light Capital, LLC
412 West 15th Street, 14th Floor
New York, New York 10011

19.	SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to principles or rules that would cause the application of laws of any other jurisdiction.

21.	ASSIGNMENT

This Agreement shall be binding upon the Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

22.	CONSENT

Senior Creditor hereby consents to the liens and security interests in the Subordinated Secured Assets and the indebtedness created or to be created under Subordinated Loan Agreement and agrees that the grant or existence of such liens and security interests in the Subordinated Secured Assets does not and shall not constitute a default or an event of default under or a breach of the Senior Loan Documents or this Agreement. Subordinated Creditor hereby consents to the liens and security interests in the collateral for the Senior Debt and the indebtedness created or to be created under the Senior Notes and agrees that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under the Subordinated Loan Documents.

23.	WAIVER AND JUDICIAL REFERENCE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBORDINATED CREDITOR AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SENIOR LOAN DOCUMENTS, THE SUBORDINATED LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

24.	COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

25.	ATTORNEYS’ FEES

In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

26.	ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR

(a) Senior Creditor may administer and manage its credit and other relationships with the Loan Parties in its own best interest, without notice to or consent of Subordinated Creditor except as expressly set forth in this Agreement. At any time and from time to time, Senior Creditor may enter into any amendment or agreement with the Loan Parties as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt; provided, that Senior Creditor shall not increase the principal amount under the Senior Creditor Agreement above the limits set forth in the definition of “Senior Debt; and provided further, that neither this Section 26 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditor or Senior Debt. Upon written request, Senior Creditor shall provide Subordinated Creditor with copies of such amendments and/or agreements with the Loan Parties.

(b) Without limiting the generality of any other covenant or agreement made by Senior Creditor in this Agreement, Senior Creditor hereby covenants and agrees that (i) Senior Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Subordinated Creditor’s security interest in the Subordinated Collateral, or the validity, priority or enforceability of the Subordinated Debt; and (ii) Senior Creditor shall endeavor to give Subordinated Creditor prompt written notice of the occurrence of any default or event of default under the Senior Loan Documents, and shall, simultaneously with giving any notice of default to the Loan Parties, shall endeavor to provide Subordinated Creditor with a copy of any notice of default given to the Loan Parties; provided, that a failure to provide such notices and such copies shall not be deemed to be a breach of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

CATALINA LP, by its general partner, CATALINA GP INC.

Per:	/s/ Aaron Bunting
	Name:	Aaron Bunting
	Title:	Chief Financial Officer

ROCK CLIFF CAPITAL LLC

Per:	/s/ Justin Korsant
	Name:	Justin Korsant
	Title:	Managing Member

Acknowledged and Agreed to by:

CLEVER LEAVES HOLDINGS, INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

CLEVER LEAVES INTERNATIONAL, INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

CLEVER LEAVES US, INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	President and Secretary

NS US HOLDING, INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

HERBAL BRANDS, INC.

Per:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Secretary

EXECUTION COPY

EXHIBIT A

EQUITY INTERESTS OF HERBAL BRANDS OWNED BY HOLDINGS

Issuer	Shareholder	Number and Class of Shares Held
Clever Leaves International, Inc.	Clever Leaves Holdings, Inc.	77,322,664 Class A Voting Common Shares
Clever Leaves US, Inc.	Clever Leaves International, Inc.	101 Common Shares
NS US Holdings, Inc.	Clever Leaves US, Inc.	1 Common Share
Herbal Brands, Inc.	NS US Holdings, Inc.	100 Common Shares

A - 1

Exhibit 99.1

Clever Leaves Closes $25 Million Financing from SunStream

-	Financing Strengthens the Company’s Liquidity Position and Provides Greater Flexibility to Pursue Growth Opportunities
-	Repayment of 2022 Convertible Notes Generates Over $3 Million of Savings

NEW YORK, N.Y., July 19, 2021 – Clever Leaves Holdings Inc. (Nasdaq: CLVR) (“Clever Leaves” or the “Company”), a multinational operator and licensed producer of pharmaceutical-grade cannabinoids, today announces the closing of a $25.0 million financing from Catalina LP (“SunStream”), an affiliate of SunStream Bancorp Inc., a joint venture initiative sponsored by Sundial Growers Inc. (Nasdaq: SNDL), and the repayment of the outstanding principal amount of the secured convertible notes due March 30, 2022 (the “2022 Convertible Notes”).

SunStream’s $25 Million Infusion of Capital

Clever Leaves issued a secured convertible note (the “Convertible Note”) to SunStream with an interest rate of 5.0% per annum (subject to increase in the event of certain events of default) and a three-year maturity. Interest on the Convertible Note is payable on a quarterly basis, either in cash or by increasing the principal amount on the Convertible Note, at the Company’s election.

Subject to certain limitations, SunStream may convert the principal and accrued interest on the Convertible Note into Clever Leaves’ common shares, without par value, at a price of $13.50 per share. Under this conversion feature, up to $12.5 million in aggregate principal on the Convertible Note may be converted within one year of issuance, subject to certain additional limitations.

Each of Clever Leaves and SunStream may elect to convert, subject to certain limitations, and in increments the outstanding principal and accrued interest on the Convertible Note into common shares, at a price per share equal to the greater of an 8.0% discount to the closing price per share on the applicable redemption date or a floor conversion price. Subject to certain additional limitations, no more than $12.5 million in aggregate principal on the Convertible Note may be converted within one year of issuance. Subject to certain limitations, the holder of the note may elect to receive cash repayment of principal and accrued interest on the Convertible Note. The obligations of the Company under the Convertible Note are guaranteed by certain of the Company’s subsidiaries. The Company also agreed to register with the SEC for resale all common shares issued or issuable with respect to the Convertible Note.

Repayment of 2022 Convertible Notes: Over $3 Million in Principal Reduction and Interest Savings

On July 19, 2021, Clever Leaves fully repaid its 2022 Convertible Notes, and the 2022 Convertible Notes were discharged. The aggregate amount paid represented the sum of 90.0% of the aggregate $27.8 million outstanding principal amount owing under the 2022 Convertible Notes, accrued interest through July 19, 2021, and legal fees.

“We are always looking at ways to optimize our financing arrangements, and we are grateful to receive this support from SunStream, which is a testament to the strength of our industry relationships and value proposition. Further, this financing meaningfully strengthens our balance sheet and reflects our commitment to opportunistically pursue value creation opportunities for our shareholders,” said Kyle Detwiler, CEO of Clever Leaves. “This financing immediately adds value to our shareholders by reducing existing indebtedness, reducing pro forma cash interest expense, and improving our liquidity with which to finance our growth. The combination of the SunStream Convertible Note and the repayment of the 2022 Convertible Notes created approximately $2.8 million of value through the discounted repayment, as well as cash interest savings of approximately $0.6 million through the previous maturity of the 2022 Convertible Notes or approximately $1.0 million per year when comparing the pro forma annual run rate cash interest costs. With this financing, we expect to have greater flexibility to pursue new strategic growth opportunities, including new partnerships and acquisitions. We remain dedicated to being disciplined stewards of capital, and we look forward to further developing our partnership with SunStream over time.”

Further detail on the terms, limitations, and features of the Convertible Note and the transactions described in the press release can be found in the accompanying Current Report on Form 8-K to be filed in conjunction with this release.

About Clever Leaves Holdings Inc.

Clever Leaves is a multinational cannabis company with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. Clever Leaves has received multiple international certifications that have enabled it to increase its export and sales capacity from its Colombian operations, including European Union Good Manufacturing Practices (EU GMP) Certification, a Good Manufacturing Practices (GMP) Certification by Colombia National Food and Drug Surveillance Institute - Invima, and Good Agricultural and Collecting Practices (GACP) Certification. Clever Leaves was granted a license in Portugal from Infarmed – the Portuguese health authority – which allows Clever Leaves to cultivate, import and export dry flower for medicinal and research purposes. In addition, the Portuguese operation was granted certification of compliance with GACP and IMC-GAP.

For more information, please visit https://cleverleaves.com/en/home/ and follow us on LinkedIn.

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Forward-Looking Statements

This press release includes certain forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Important factors that may affect actual results or cause them to differ materially from the Company’s expectations include, but are not limited to: (i) expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; (ii) Clever Leaves’ ability to execute its business plans and operating strategy and to receive regulatory approvals; (iii) Clever Leaves’ ability to capitalize on expected market opportunities, including the timing and extent to which cannabis is legalized in various jurisdictions; (iv) global economic and business conditions, including in the industries in which we compete; (v) geopolitical events, natural disasters, acts of God and pandemics, including the economic and operational disruptions and other effects of COVID-19, such as travel restrictions, disruptions to physical shipments, outright bans on imported products, delays in issuing licenses and permits, delays in hiring necessary personnel to carry out sales, interruptions to cultivation and other tasks, and financial pressures upon Clever Leaves and its customers; (vi) regulatory developments in key markets for the company's products, including international regulatory agency coordination and increased quality standards imposed by certain health regulatory agencies, failure to otherwise comply with laws and regulations; (vii) uncertainty with respect to the requirements applicable to certain cannabis products as well the permissibility of sample shipments, and other risks and uncertainties; (viii) consumer, legislative, and regulatory sentiment or perception regarding Clever Leaves’ products; (ix) lack of regulatory approval and market acceptance of Clever Leaves’ new products; (x) the extent to which Clever Leaves’ is able to monetize its existing THC market quota within Colombia; (xi) demand for Clever Leaves’ products and Clever Leaves’ ability to meet demand for its products and negotiate agreements with existing and new customers; (xii) development of product enhancements and formulations with commercial value and appeal; (xiii) product liability claims exposure; (xiv) lack of a history and experience operating a business on a large scale and across multiple jurisdictions; (xv) limited experience operating as a public company; (xvi) changes in currency exchange rates and interest rates; (xvii) weather and agricultural conditions and their impact on the Company’s cultivation and construction plans, (xviii) Clever Leaves’ ability to hire and retain skilled personnel in the jurisdictions where it operates; (xix) Clever Leaves’ rapid growth, including growth in personnel; (xx) Clever Leaves’ ability to remediate any material weakness in its internal control cover financial reporting and to develop and maintain effective internal and disclosure controls; (xxi) potential litigation; (xxiii) access to additional financing on acceptable terms, or at all; and (xxiv) completion of our construction initiatives and other capital expenditures on time and on budget. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Investor Inquiries:

Cody Slach and Jackie Keshner

Gateway Investor Relations

+1-949-574-3860

CLVR@gatewayir.com

Clever Leaves Press Contacts:

McKenna Miller

KCSA Strategic Communications

+1-347-487-6197

mmiller@kcsa.com

Diana Sigüenza

Strategic Communications Director

+57-310-236-8830

diana.siguenza@cleverleaves.com

Clever Leaves Commercial Inquiries:

Andrew Miller

Vice President Sales - EMEA, North America, and Asia-Pacific

+1-416-817-1336

andrew.miller@cleverleaves.com

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